UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

SIGMA LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box);

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SIGMA LABS, INC.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Local Time on Thursday, July 15, 2021

Dear Stockholders of Sigma Labs, Inc.:

The 2021 annual meeting of stockholders (the “Annual Meeting”) of Sigma Labs, Inc., a Nevada corporation, will be held on July 15, 2021 at 10:00 a.m. local time, in a virtual meeting format only due to COVID-19, to protect the health and well-being of our stockholders, directors and employees and taking into account current federal, state and local guidance, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class I directors to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To approve an amendment to our 2013 Equity Incentive Plan to fix at 1,765,000 shares the aggregate number of shares of our common stock issued or issuable under the Sigma Labs, Inc. 2013 Equity Incentive Plan;

3. To approve the Sigma Labs, Inc. 2021 Employee Stock Purchase Plan;

4. To approve, by non-binding vote, the compensation of our named executive officers as disclosed in this proxy statement;

5. To ratify the appointment of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on June 4, 2021 as the record date for the Annual Meeting. Only stockholders of record on June 4, 2021 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

This Proxy Statement and our annual report can be accessed directly at the following Internet address: http://viewproxy.com/sigmalabsinc/2021/.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Sigma Labs, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors

/s/ Mark K. Ruport
Mark K. Ruport
President and Chief Executive Officer
Santa Fe, New Mexico
June 15, 2021

PROXY CARD

SIGMA LABS, INC.

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Local Time on Thursday, July 15, 2021

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2021 annual meeting of stockholders of Sigma Labs, Inc., a Nevada corporation (the “Company”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, July 15, 2021 at 10:00 a.m. local time, in a virtual meeting format due to COVID-19, to protect the health and well-being of our stockholders, directors and employees and taking into account current federal, state and local guidance. This Proxy Statement and the accompanying proxy card are first being mailed on or about June 17, 2021 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

What matters am I voting on?

You will be voting on:

●	the election of two Class I directors to serve until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;
●	the approval of an amendment to our 2013 Equity Incentive Plan (the “2013 Plan”) to fix the aggregate number of shares of our common stock issued or issuable under the 2013 Plan at 1,765,000 shares;
●	the approval of the Sigma Labs, Inc. 2021 Employee Stock Purchase Plan;
●	the approval, by non-binding vote, of the compensation of our named executive officers as disclosed in this proxy statement;
●	the ratification of the appointment of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and
●	any other business as may properly come before the Annual Meeting.

1

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

●	“FOR” the election of each of John Rice and Mark Ruport as a Class I director;
●	“FOR” approval of an amendment to our 2013 Plan to fix the aggregate number of shares of our common stock issued or issuable under the 2013 Plan at 1,765,000 shares as described in Proposal 2;
●	“FOR” approval of the Sigma Labs, Inc. 2021 Employee Stock Purchase Plan as described in Proposal 3;
●	“FOR” approval of the compensation of our named executive officers as disclosed in this Proxy Statement as described in Proposal 4;
●	“FOR” the ratification of the appointment of Haynie & Company as our independent registered public accounting firm for our fiscal year ending December 31, 2021 as described in Proposal 5.

Who is entitled to vote?

Holders of our common stock as of the close of business on June 4, 2021, the record date, may vote at the Annual Meeting. As of the record date, there were 10,493,598 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.” Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters such as ratification of the appointment of Haynie & Company (Proposal No. 5).

How many votes are needed for approval of each proposal?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting.

●	Proposal No. 1: The election of each Class I director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominee who receives the largest number of votes cast “for” is elected as a director. As a result, any shares not voted “for” a particular nominee (whether as a result of a stockholder “against” vote or abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for,” “against” or “abstain” on the nominees for election as a director.

2

●	Proposal No. 2: The approval of an amendment to our 2013 Equity Incentive Plan requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an against vote, and broker non-votes will have no effect on the outcome of this proposal.
●	Proposal No. 3: The approval of the Sigma Labs, Inc. 2021 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an against vote, and broker non-votes will have no effect on the outcome of this proposal.
●	Proposal No. 4: The approval of our executive compensation requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on that proposal at the Annual Meeting. Abstentions will have the same effect as an against vote and broker non-votes will have no effect on the outcome of this proposal.
●	Proposal No. 5: The ratification of the appointment of Haynie & Company requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the same effect as an against vote and brokers, banks or other nominees may vote uninstructed shares on a discretionary basis..

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Nevada law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

What do I need to do to attend the Annual Meeting?

Virtual attendance at the Annual Meeting will be limited to stockholders as of the record date of June 4, 2021, their authorized representatives, and guests of the Company. In order to attend, you must register in advance at http://viewproxy.com/sigmalabsinc/2021/htype.asp prior to the deadline of July 12, 2021 at 11:59 p.m. (Eastern Time). Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and will also permit you to submit questions. Please be sure to follow the instructions on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	By Internet — Go to www.FCRvote.com/SGLB and follow the instructions;
●	By Telephone — Call toll-free to 1-866-402-3905 and follow the instructions;
●	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States; or
●	In Person — Attend the Annual Meeting virtually and vote at the Annual Meeting in accordance with the instructions set forth above and subsequent instructions that will be delivered to you via email.

If your shares are held by a bank, broker or other nominee, you are a beneficial owner of those shares rather than a stockholder of record. If you are a beneficial owner, your bank, broker or other nominee will forward you a complete set of the proxy materials, together with a voting authorization form. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions provided by your bank, broker or other nominee. Please refer to the proxy materials forwarded by your bank, broker or other nominee for instructions regarding the methods available to vote your shares (Internet, telephone or mail). Please note that if your shares of Common Stock are held by a bank, broker or other nominee and you wish to vote in person virtually at the Annual Meeting, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote in person virtually at the Annual Meeting, and you must register in advance of the deadline of July 12, 2021 at 11:59 p.m. eastern at http://viewproxy.com/sigmalabsinc/2021/htype.asp.

3

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

●	entering a new vote by Internet or by telephone;

●	returning a later-dated proxy card;

●	notifying the Secretary of Sigma Labs, Inc., in writing, at Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507; or

●	by voting the shares covered thereby in person virtually at the Annual Meeting in accordance with the instructions set forth above, on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. Please note that virtual attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Mark K. Ruport has been designated as proxy by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Haynie & Company. Your broker will not have discretion to vote on the election of directors, on the amendment to our 2013 Equity Incentive Plan, on the Sigma Labs, Inc. 2021 Employee Stock Purchase Plan, or approval of our executive compensation, each of which is a “non-routine” matter, absent direction from you.

4

How are proxies solicited for the Annual Meeting?

Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. In addition to the use of the Internet, employees of the Company may solicit proxies in person, by telephone, by mail, via the Internet and by other means of communication. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing. We also will engage Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies. We will pay such firm a fee of approximately $5,500, plus reasonable and approved out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Sigma Labs, Inc.

Attention: Corporate Secretary

3900 Paseo del Sol

Santa Fe, New Mexico 87507

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

5

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our Proxy Statement for our 2022 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than February 17, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Sigma Labs, Inc.

Attention: Corporate Secretary

3900 Paseo del Sol

Santa Fe, New Mexico 87507

As to stockholders intending to present a proposal or to nominate a director candidate at the 2022 Annual Meeting of Stockholders, but not to include the proposal or nomination in our Proxy Statement, our Bylaws state that the proposal or nomination must be received by us no later than February 17, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. The proposal or nomination must also contain the information required by our Bylaws. The proposal or nomination to be presented directly at the 2021 annual meeting should be submitted to Sigma Labs, Inc., Attention: Corporate Secretary, 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

In accordance with our amended and restated bylaws, our Board of Directors is divided into three staggered classes of directors, with each class having a three-year term. Vacancies on the Board of Directors and newly created directorships may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director’s successor is elected and has duly qualified, or until such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

Our Board of Directors is currently composed of five members. There are two nominees for Class I directors who, if elected, will serve until the 2024 Annual Meeting of Stockholders and until their respective successors are elected and duly qualified, or until their respective death, resignation or removal. Each nominee is currently a director whose term of office expires in 2021 and is being nominated for re-election. A director is elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, each of John Rice and Mark K. Ruport as nominee for election as a Class I director at the Annual Meeting. If elected, Messrs. Rice and Ruport will serve as Class I directors until the 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

6

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re-election of Messrs. Rice and Ruport. We expect that Messrs. Rice and Ruport will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy will be voted for any nominee who shall be designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of a director requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The following table sets forth the name, age as of March 31, 2021, and certain other information for our directors, Messrs. Rice and Ruport, with a term expiring at the Annual Meeting (who are nominees for election as directors at the Annual Meeting) and for each of the other current members of our Board of Directors:

Directors	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
John Rice	I	74	Chairman of the Board	2017	2021	2024
Mark K. Ruport	I	68	Director, President and Chief Executive Officer	2019	2021	2024
Salvatore Battinelli(1)(2)(3)	II	79	Director	2017	2022	-
Dennis Duitch(1)(2)(3)	III	76	Director	2017	2023	-
Kent Summers(1)(2)(3)	III	62	Director	2018	2023	-

(1) Member of our Audit Committee

(2) Member of our Compensation Committee

(3) Member of our Nominating and Corporate Governance Committee

Nominees for Director

John Rice was appointed to our Board of Directors on February 15, 2017, was appointed as Chairman of our Board on April 19, 2017, was appointed as our interim Chief Executive Officer on July 24, 2017, became our Chief Executive Officer on July 14, 2017 and was appointed as our President on October 10, 2018. Effective April 30, 2020, Mr. Rice resigned from his position as President and Chief Executive Officer. Mr. Rice remains a director on the Board of Directors and continues to serve as Chairman of the Board. Mr. Rice has extensive experience in business operations. In 1990, Mr. Rice founded ASiQ, LLC, a firm specializing in operations management services ranging from launching successful startups and executing business turnarounds to financings, crisis management and the repositioning of enterprises for sale at optimum market prices. Mr. Rice presently serves as ASiQ’s CEO and President. He also served as CEO of Coca-Cola Bottling Company of Santa Fe, a client of ASiQ’s, from 2009 to 2015. From 2010 to 2012, Mr. Rice served as Director and Contracts Officer of Detector Networks International. Mr. Rice frequently lectures on breakout growth strategies, crisis management, corporate turnarounds, venture capital, and financial structuring and strategies. He has also served on a number of boards. Since 2005, Mr. Rice has served as Director of New Mexico Angels, Inc., a New Mexico based group of accredited individual angel investors. Since 2016, Mr. Rice has served as Director of Akal Security, Inc. He was also a Director of Detector Networks International from 2010-2012, where he successfully negotiated the principal component of a business turnaround for the company. Mr. Rice is an honors graduate of Harvard College.

Our Board of Directors believes that Mr. Rice is qualified to serve as a member of the board because of his broad and deep experience in improving business operations, engineering financial structures that support ongoing needs of operating companies, and building investor and shareholder values.

Mark K. Ruport was appointed as Executive Chairman and as a director on December 3, 2019. Effective April 30, 2020, Mr. Ruport became our President and Chief Executive Officer. Mr. Ruport remains a director on the Board of Directors but no longer serves as Executive Chairman. Mr. Ruport brings more than 30 years of public and private company experience in the software sector to his position at Sigma Labs. Prior to joining Sigma Labs, Mr. Ruport served since 2010 as the President of Step Function Consulting, LLC, a consulting firm that provides strategic consulting services to early and mid-stage portfolio software companies. Mr. Ruport also served from 2014 to 2017 as the Executive Chairman of the Board of Directors of Content Analyst Company, a leading developer of advanced analytics software for searching and analyzing unstructured text, and before that served as its Vice Chairman from 2012 to 2013. From 2005 to 2009, Mr. Ruport served as the President and Chief Executive Officer of Configuresoft, Inc., a venture-backed Enterprise Systems Management company, where he orchestrated an OEM agreement which later led to its acquisition by EMC Corp. Prior to Configuresoft, Mr. Ruport served from 2004 to 2005 as the Executive Vice President of Worldwide Operations at Stellent, Inc., which was subsequently acquired by Oracle, Inc., and from 1995 to 2005 as the President, Chief Executive Officer and Chairman of the Board of Directors of Optika, Inc., a venture-backed Enterprise Content Management Company that he led through its initial public offering and merger with Stellent, Inc. From 1990 to 1994, Mr. Ruport served as the President and Chief Executive Officer of Interleaf, Inc., a public software company. He also held various senior executive positions from 1985 to 1989 at Informix, Inc., a relational database management system company later acquired by IBM, and from 1985 to 1989 at Cullinet, Inc., a mainframe database management system and enterprise resource planning company later acquired by Computer Associates, Inc. Mr. Ruport received a Bachelor of Science degree and an MBA from Bowling Green State University.

Our Board of Directors believes that Mr. Ruport is qualified to serve as a member of the board because of his extensive experience in management and leadership in the technology industry.

7

Continuing Directors

Salvatore Battinelli was appointed to our Board of Directors on August 16, 2017. Mr. Battinelli is currently the President and Chief Executive Officer of Bello e Preciso Co., a manufacturer and wholesaler of Italian-made fashion watches and has served in those roles since early 2017. Prior to joining Bello e Preciso Co., from 2011 to 2013, Mr. Battinelli served as Vice-President of Development and Long-Term Strategy of North American Management Corporation, a wealth management firm based in Boston, Massachusetts with over $2 billion in assets under management. From 1987 to 2011, Mr. Battinelli served as Executive Vice-President and acting Chief Executive Officer and Chief Operating Officer of Faneuil Hall Associates, Inc., a concierge boutique family office devoted to five interrelated ultra-high net-worth families. Mr. Battinelli’s primary responsibilities while at Faneuil Hall Associates included providing planning and investment advice, the management of approximately 30 asset portfolios and more than 65 individual business entities; and assisting the families in their various business ventures worldwide while working closely with law, accounting and banking functions. During his tenure at Faneuil Hall Associates, Mr. Battinelli served as an executive officer or director for certain of the family-owned entities and successfully managed several portfolio company IPOs, as well as serving as CEO and COO for Designhouse International, a Scandinavian furniture company operating out of Atlanta, Georgia, which was previously listed on NASDAQ in 1983.

From 1970 to 1974, Mr. Battinelli served as Audit Manager for Deloitte & Touche (formally Touche Ross), where he specialized in management information systems. From 2002 to 2011, Mr. Battinelli also served as the Chairman of the Board of Directors of HealthLink Europe, BV, a logistics and services company that serves the healthcare industry. Mr. Battinelli is a Certified Public Accountant and received a BS in accounting and an MBA with an emphasis in international economics and accounting, both from Babson College.

Our board of directors believes that Mr. Battinelli is qualified to serve as a member of the board on the basis of his deep understanding of business acquisitions and sales, as well as his background and extensive company management and integration experience.

Dennis Duitch was appointed to our Board of Directors on August 8, 2017. Mr. Duitch has served as Managing Director of Duitch Consulting Group, a private consulting company, since 2003. Prior to that time, he practiced public accounting, business management, mediation and consultancy nationally, with expertise in strategic and operations management, finance, accounting, strategic planning and business operations for a wide spectrum of companies, including technology, manufacturing and distribution, marketing, real estate, entertainment, and professional practices. He has served in executive officer roles and as a director of public and private companies, not-for-profit organizations, including as Vice-Chairman for Accountants Global Network, and as a top-level advisor for public companies, closely held businesses, families and high-wealth individuals for over thirty years.

Mr. Duitch began his career with the international CPA firm Grant Thornton in its Chicago, San Francisco and Beverly Hills offices before founding Duitch & Franklin LLP, which evolved to become one of Southern California’s largest independent CPA/Business Management/Consultancy practices, and which was acquired by a public company in 1998. He subsequently served as President for a consumer products company with direct responsibility for marketing, retail, and fulfillment operations, until forming Duitch Consulting Group in 2003 to serve clients in advisory, C-level, and board of director roles.

Mr. Duitch is a Certified Family Business and Estate Advisor, and mediator for matters including partner/shareholder agreements and disputes, business and marital property dissolution, and dysfunctional executive teams and boards of directors. He has lectured extensively in management, financial and accounting areas for the California CPA Foundation, business and professional groups, has instructed at several colleges and universities, and has authored technical articles in management and taxation for regional and national publications.

Mr. Duitch earned a B.B.A degree in Accounting from the University of Iowa and a Master of Business Administration in Finance from Northwestern University.

Our Board of Directors believes that Mr. Duitch is qualified to serve as a member of the board because of his extensive public accounting experience, which will assist the Board and the Audit Committee in addressing the numerous accounting-related issues, regulations and SEC reporting requirements to which we are subject, as well as his expertise in business management, finance and strategic planning.

8

Kent Summers was appointed to our Board of Directors on January 18, 2018. Mr. Summers was also appointed to serve as a member of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Mr. Summers currently divides his time among a number of independent activities which focus on early-stage technology company formation and development strategies, and sales planning and execution needs for emerging- and mid-market technology companies located primarily in the Boston metropolitan area, including: management consultant to private and family-owned businesses; volunteer Mentor and Instructor with the Massachusetts Institute of Technology Venture Mentoring Services program; regular lectures on enterprise, business-to-business sales to company founders and students enrolled at the Massachusetts Institute of Technology Sloan School of Management, the Harvard MBA Program, the Wharton School at the University of Pennsylvania, and a number of domestic and international entrepreneurship support organizations; and consultant to Fellows enrolled in the Harvard Advanced Leadership Initiative. Mr. Summers has served in those roles at various times from 2003 to the present. From 2009 to the present, Mr. Summers has served as the non-executive Chairman of CADNexus, Inc., and from 2017 to the present, director and Chairman of the Compensation Committee with iQ3 Connect, Inc. Mr. Summers also currently serves as Chairman, Board of Managers, Massachusetts Materials Technologies LLC.

From 2005 to 2017, Mr. Summers served as Managing Partner at Practical Computer Applications, Inc., a Boston-based database consulting and engineering services firm, where he was responsible for sales planning and execution activities. Prior to Practical Computer Applications, from 2001 to 2005, Mr. Summers provided independent merger & acquisition advisory services to support the sale of privately-owned companies. Over a prior 14-year period, Mr. Summers served in leadership roles at several software and internet start-ups, including: Chairman and CEO of Collego Corporation (acquired by MRO Software), founder and CEO of MyHelpDesk, Inc. (acquired by Support.com), founder of PCMovingVan.com (acquired by a PE firm), and Vice President of Marketing at Electronic Book Technologies, Inc. (acquired by INSO Corporation, formerly listed on Nasdaq).

Prior to the software industry, Mr. Summers served as Technology Analyst at Electronic Joint Venture Partners LLC and Associate Program Trader on the Options Trading Desk at Bear Stearns & Co. In 1986, Mr. Summers received a BA in English from the University of Houston.

Our Board of Directors believes that Mr. Summers is qualified to serve as a member of our Board on the basis of his deep understanding of early-stage business growth strategies, enterprise sales, business acquisitions, as well as his background and extensive company management and leadership experience.

9

Director Independence

Our Board of Directors currently consists of five members. As a result of his previous role as Chief Executive Officer, Mr. Rice is not considered an independent director. As a result of his April 30, 2020 appointment as Chief Executive Officer, Mr. Ruport is also not considered an independent director. Our Board of Directors has determined that our other directors, Salvatore Battinelli, Dennis Duitch and Kent Summers, constituting a majority of our directors, are “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ marketplace rules. Pursuant to NASDAQ rules, our board must consist of a majority of independent directors.

The NASDAQ independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our Board of Directors has made a subjective determination as to Messrs. Battinelli, Duitch and Summers, our independent directors, that no relationships exists, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Classified Board of Directors

In accordance with our amended and restated bylaws, our Board of Directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are classified as follows:

●	the Class I directors are John Rice and Mark Ruport, with terms expiring at our 2021 annual meeting of stockholders;

●	the Class II director is Salvatore Battinelli, with a term expiring at our 2022 annual meeting of stockholders; and

●	the Class III directors are Dennis Duitch and Kent Summers, with terms expiring at our 2023 annual meeting of stockholders.

Our amended and restated bylaws provide that the authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company.

10

Leadership Structure of the Board

Our directors may be removed with or without cause at any meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. Our amended and restated bylaws provide our Board of Directors with flexibility in its discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer, if we elect to appoint a Chairman of the Board. Our Board of Directors believes it is important to select the Company’s Chairman and Chief Executive Officer in the manner it considers in the best interests of the Company at any given time. Our Board of Directors believes that the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals, as determined by our Board of Directors based on circumstances then in existence.

On August 19, 2017, our Board of Directors appointed Mr. Rice as Chairman of the Board. The Chairman of the Board presides at all meetings of our Board of Directors and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by our amended and restated bylaws. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

Our Board of Directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, and has in the past combined the roles of Chairman and Chief Executive Officer. Our Board currently is committed to the separated roles given the circumstances of our Company. However, our Board of Directors continually evaluates our leadership structure and could, in the future, decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of our Company and our stockholders.

Board Meetings and Committees

During our fiscal year ended December 31, 2020, the Board of Directors held five meetings, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he served during the periods that he served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Each of our then current directors attended our 2020 Annual Meeting of Stockholders.

Our board has established three standing committees-audit, compensation, and nominating and corporate governance-each of which operates under a written charter that has been approved by our board. Until February 15, 2017, when our common stock became listed on The Nasdaq Capital Market, we were not required to establish or maintain an audit, nominating or compensation committee. Each committee charter has been posted on the Investors section of our website at www.sigmalabsinc.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.

11

Audit Committee

The Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

●	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

●	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

●	monitoring our internal control over financial reporting, disclosure controls and procedures;

●	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

●	meeting independently with our registered public accounting firm and management;

●	reviewing and approving or ratifying any related person transactions; and

●	preparing the Audit Committee report required by SEC rules.

The members of our Audit Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Duitch serves as the chairperson of the committee. Our Board of Directors has determined that each of Messrs. Duitch, Battinelli and Summers is an independent director under the applicable Nasdaq rules and under SEC Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The Audit Committee met four times during 2020.

Compensation Committee

The Compensation Committee’s responsibilities include:

●	annually reviewing and approving corporate goals and objectives applicable to CEO compensation;

●	determining our CEO’s compensation;

●	reviewing and approving, or making recommendations to our board with respect to, the compensation of our other executive officers;

●	overseeing an evaluation of our senior executives;

●	overseeing and administering our equity incentive plans;

●	reviewing and making recommendations to our board with respect to director compensation; and

●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” when it is required by SEC rules to be included in our Proxy Statements.

The members of our Compensation Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Battinelli serves as the chairperson of the committee. Our board has determined that each of Messrs. Duitch, Battinelli and Summers is independent under the applicable Nasdaq rules and regulations and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee was established effective February 15, 2017 (i.e., when our common stock became listed on The Nasdaq Capital Market).

12

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become board members;

●	recommending to our board the persons to be nominated for election as directors and to each of the board’s committees; and

●	overseeing an annual evaluation of the board.

The members of our Nominating and Corporate Governance Committee are Messrs. Duitch, Battinelli and Summers, and Mr. Duitch serves as the interim chairperson of the committee. Our board has determined that each of Messrs. Duitch, Battinelli and Summers is independent under the applicable NASDAQ rules and regulations. The Nominating and Corporate Governance Committee was established effective February 15, 2017 (i.e., when our common stock became listed on The NASDAQ Capital Market).

Code of Ethics and Business Conduct

The Company has a code of ethics that applies to all employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer, as well as to the members of the Board of Directors. The code is available at www.sigmalabsinc.com. The Company intends to disclose any changes in, or waivers from, this code by posting such information on the same website or by filing a Form 8-K, in each case to the extent such disclosure is required by rules of the SEC or NASDAQ. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all board of director and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also will consider these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

13

Stockholder Recommendations for Nominations to the Board of Directors

Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders so long as such recommending stockholder was a stockholder of record both at the time of giving notice and at the time of the annual meeting, and such recommendations comply with our amended and restated articles of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact the Secretary in writing. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Any nomination should be sent in writing to our Secretary at Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507. To be timely for our 2022 annual meeting of stockholders, our Secretary must receive the nomination by the date specified in the “Stockholder Proposals” section above.

Communications with the Board of Directors

Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Secretary at Sigma Labs, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our Secretary in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to John Rice.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through standing committees of the Board of Directors that will address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-person transactions. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines that we may adopt or amend from time to time. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking by our management.

Hedging Prohibitions

The Company has established an Insider Trading Policy, which, among other things, prohibits trading in securities with material nonpublic information, including through hedging activities. None of the Company’s employees, executive officers or directors may enter into hedging or monetization transactions or similar arrangements with respect to our securities, or trade in options, warrants, puts and calls or similar instruments on our securities or sell our securities “short”.

14

Director Compensation

We believe that a combination of cash and equity compensation is appropriate to attract and retain the individuals we desire to serve on our Board of Directors. Our cash compensation policies are designed to encourage frequent and active interaction between directors and our executives both during and between formal meetings as well as compensate our directors for their time and effort. Further, we believe it is important to align the long-term interests of our non-employee directors (i.e., directors who are not employed by us as officers or employees) with those of the Company and its stockholders, and that awarding equity compensation to, and thereby increasing ownership of our common stock by, our non-employee directors is an appropriate means to achieve this alignment. Directors who are also employees of our company do not receive compensation for their service on our Board of Directors.

Under our director compensation program for 2020, each non-employee director received annual compensation of $18,500, 2,500 shares of restricted common stock, which are fully vested, and an option to purchase 25,000 shares of our common stock, which is also fully vested. Such grants were fully vested because the directors agreed to defer the payment of their cash compensation for the first two quarters of 2020 as a cash saving measure. In addition, the Chairperson of the Audit Committee received a $2,500 annual retainer in cash. All cash fees are paid quarterly. Also, each non-employee director may be reimbursed for his reasonable expenses incurred in the performance of his duties as a director as our Board of Directors determines from time to time. Our Compensation Committee periodically evaluates our director compensation program and determines whether any changes should be recommended to the Board. In that regard, under our director compensation program for 2021, each non-employee director will receive a quarterly cash payment of $2,500, and received a stock option to purchase 50,000 shares of our common stock, which option will vest ratably each month through December 31, 2021 (26,000 of such shares will only be exercisable upon approval by the Company’s stockholders at the Annual Meeting of the amendment to our 2013 Equity Incentive Plan).

The following table sets forth certain information concerning the compensation paid to non-employee directors in 2020 for their services as directors of the Company. The compensation of Mr. Ruport, who serves as a director and serves as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers. Our non-employee directors do not receive fringe or other benefits.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)(6)	Total ($)
John Rice (1)	9,500	2,243	54,366	66,109
Salvatore Battinelli(2)	18,500	6,725	54,366	79,591
Dennis Duitch(3)	21,000	6,725	54,366	82,091
Frank Garofalo(4)	4,500	-	-	4,500
Kent Summers(5)	18,500	6,725	54,366	79,591

(1)	The fees shown were paid to Mr. Rice for services as a non-employee director from May 1, 2020 through December 31, 2020. On July 31, 2020, the Company issued 834 shares of the Company’s common stock to Mr. Rice, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares immediately vested. Such shares were valued at $2,243 or $2.69 per share. Also on July 31, 2020, the Company granted Mr. Rice an option to purchase up to 25,000 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $2.69 per share, is fully vested, and had a grant date fair value of $54,366. The compensation of Mr. Rice for the period January 1, 2020 through April 30, 2020, during which time he served as President and Chief Executive officer in addition to his service as a director, is described in the Summary Compensation Table of Executive Officers.
(2)	The fees shown were paid to Mr. Battinelli for services as a director. On July 31, 2020, the Company issued 2,500 shares of the Company’s common stock to Mr. Battinelli, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares immediately vested. Such shares were valued at $6,725 or $2.69 per share. Also on July 31, 2020, the Company granted Mr. Battinelli an option to purchase up to 25,000 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $2.69 per share, is fully vested, and had a grant date fair value of $54,366.
(3)	The fees shown were paid to Mr. Duitch for services as a director, including $2,500 as a retainer for serving as the Chairman of the Audit Committee. On July 31, 2020, the Company issued 2,500 shares of the Company’s common stock to Mr. Duitch, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares immediately vested. Such shares were valued at $6,725 or $2.69 per share. Also on July 31, 2020, the Company granted Mr. Duitch an option to purchase up to 25,000 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $2.69 per share, is fully vested, and had a grant date fair value of $54,366.
(4)	The fees shown were paid to Mr. Garofalo for services as a director. Mr. Garofalo resigned from the Board of Directors on February 19, 2020.
(5)	The fees shown were paid to Mr. Summers for services as a director. On July 31, 2020, the Company issued 2,500 shares of the Company’s common stock to Mr. Summers, pursuant to the Company’s 2013 Equity Incentive Plan, in connection with his service as a director, with such shares immediately vested. Such shares were valued at $6,725 or $2.69 per share. Also on July 31, 2020, the Company granted Mr. Summers an option to purchase up to 25,000 shares of the Company’s common stock in connection with his service as a director. The exercise price of the option is equal to $2.69 per share, is fully vested, and had a grant date fair value of $54,366.
(6)	These columns represent the aggregate grant date fair value of stock awards and stock options computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.

15

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth the name, age and position of each of our executive officers as of March 31, 2021:

Name	Age	Position
Mark K. Ruport	68	President and Chief Executive Officer
Frank Orzechowski	61	Chief Financial Officer, Treasurer and Corporate Secretary
Ronald Fisher	51	Vice President of Business Development
Darren Beckett	47	Chief Technology Officer

Mark Ruport served as Executive Chairman from December 3, 2019 until April 30, 2020 and became our President and Chief Executive Officer on April 30, 2020. Additional information regarding Mr. Ruport is set forth below under “Board of Directors and Corporate Governance.”

Frank Orzechowski has served as our Chief Financial Officer, Treasurer, principal accounting officer, principal financial officer, and Corporate Secretary since July 1, 2019. Prior to joining the Company, Mr. Orzechowski served as the Chief Financial Officer of StormHarbour Partners LP, an independent global markets and financial advisory firm since September 2013. From May 2013 to August 2013, Mr. Orzechowski served as a contract CFO for Etouches Inc., a cloud-based event management software company, to assist with financial matters in connection with that company’s planned equity financing. Prior to that, he served as President and Owner/Operator of Four-O Technologies Inc. from August 2009 to December 2012, where he successfully launched and guided operations for two Cartridge World franchise units in Connecticut. From February 2006 to July 2009, Mr. Orzechowski served as President and Chief Financial Officer of Nikko Americas Holding Company Inc., where he was responsible for managing all of the support and infrastructure for that company’s U.S. business, as well as investment manager selection and due diligence functions for its World Series Platform. Mr. Orzechowski began his career at Coopers & Lybrand in 1982, received his CPA certification in 1984 and received his Bachelor of Science in Business Administration with a major in Accounting from Georgetown University in 1982.

Darren Beckett served as our Engineering Manager beginning on September 25, 2017, was appointed as our Vice President of Engineering on June 29, 2018, and had his title changed to Chief Technology Officer of the Company on October 18, 2018. Mr. Beckett has over 20 years of experience in the semiconductor industry, including since 1997 with Intel Corporation at which he held various technical and managerial positions, including process engineer of ion implant charged particle systems, chemical vapor deposition systems, and, since 2008, engineering manager of multiple engineering groups such as rapid thermal anneal, defect metrology equipment and fab environment micro contamination. Mr. Beckett’s expertise is in process engineering for advanced manufacturing technology, including statistical process control for fabrication of semiconductor devices. Mr. Beckett serves as an independent director and board member of M&T Foundation, San Diego, California. Mr. Beckett earned a B. Eng. in Mechanical Engineering from University of Limerick, Ireland.

Ronald Fisher was appointed as Vice President of Business Development of Sigma on August 10, 2015 and leads the PrintRite3D® Operating Division. Mr. Fisher is a Mechanical Engineer with hands-on experience in quality, manufacturing, and product development. He has an MBA and has distinguished himself as a lead sales and marketing officer as well as a Chief Operating Officer. He was a Program Manager at Swagelok from 1988-2004, and Vice President and General Manager, Aftermarket and Geometry Systems, at Micropoise Measurement Systems from 2004 until 2013, and a Partner and COO of Laszeray Technology, LLC from 2013 until 2014. Mr. Fisher holds a bachelor’s degree in Mechanical Engineering Technology from the University of Akron as well as an MBA from Kent State University.

16

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee and is involved in the determination of compensation for the respective executive officers that report to him. Our Chief Executive Officer does not determine his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data and makes decisions (or makes recommendations to the Board) as to total compensation for each executive officer as well as each individual compensation component.

The following table sets forth compensation for services rendered in all capacities to the Company: (i) for each person who served as the Company’s Chief Executive Officer at any time during the past fiscal year, and (ii) for our two most highly compensated executive officers, other than our Chief Executive Officer, who were employed with the Company on December 31, 2020 (the foregoing executives are herein collectively referred to as the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (3)	Bonus ($) (3)		Stock Awards ($) (5)	Option Awards ($) (6)		All Other Compensation ($)	Total ($)
John Rice - Former President & Chief
Executive Officer and Director	2020	51,667	-		-	29,583	(7)	10,052	91,302
(Chairman of the Board) (1)	2019	155,000	-		-	210,347	(8)	-	365,347

Mark Ruport - President & Chief	2020	155,000	50,000	(4)	1,986	618,980	(9)	802	826,768
Executive Officer and Director(2)	2019	12,917	-		-	451,823	(10)	-	464,740

Ronald Fisher - Vice President	2020	180,000	-		2,306	76,493	(11)	21,835	280,634
of Business Development	2019	180,000	-		-	23,870	(12)	-	203,870

Darren Beckett - Chief Technology Officer	2020	180,000	18,000	(4)	2,306	152,984	(13)	928	354,218
	2019	180,000	-		-	36,100	(14)	-	216,100

(1)	Mr. Rice served as President and Chief Executive Officer from January 1, 2020 through April 30, 2020.

(2)	Mr. Ruport has served as President and Chief Executive Officer since April 30, 2020.

(3)	Actual amounts paid or accrued.

(4)	On February 25, 2021, the Compensation Committee granted Mr. Ruport a $50,000 performance bonus for the fiscal year ended December 31, 2020. In October 2020, we granted Mr. Beckett a performance bonus of $10,000, and in December 2020, Mr. Beckett was granted an additional performance bonus of $8,000.

17

(5)	On April 10, 2020 Messrs. Ruport, Fisher, and Beckett were granted 969, 1,125, and 1,125 shares of our common stock, respectively, at the closing price of $2.05 on the date of the grant. The shares fully vested on December 31, 2020.

(6)	Includes option awards and stock appreciation rights awards. On June 23, 2020, we adopted the 2020 Stock Appreciation Rights Plan. The Plan only provides for incentive awards that are only made in the form of stock appreciation rights (“SARs”) payable in cash. No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan. The Fair Value of option and SARs awards are calculated in accordance with FASB ASC Topic 718. The amount recognized for all awards is calculated using the Black Scholes pricing model.

(7)	On May 1, 2020, we granted Mr. Rice an option to purchase up to 16,044 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $2.28, is fully vested, and had an aggregate grant date fair value of $29,583.

(8)	On each of the first day of each month commencing January 1, 2019 and ending on August 1, 2019, we granted Mr. Rice an option to purchase up to 2,292 shares of our common stock, under our 2013 Equity Incentive Plan in connection with his employment arrangement. The options are fully vested and have the following exercise prices: $15.00, $19.30, $20.40, $14.70, $15.00, $12.00, $14.00, and $7.40. The options had an aggregate grant date fair value of $26,630, $34,254, $36,418, $26,161, $26,642, $21,291, $25,405, and $13,546, respectively

(9)	On May 28, 2020, we granted Mr. Ruport an option to purchase 116,654 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $2.50 and vests as follows: 25%, or 29,164 shares vested and became exercisable on June 15, 2020, and the remaining 87,490 shares will vest in equal monthly installments over the next three years. As of December 31, 2020, 43,744 shares were vested and exercisable. The option had an aggregate grant date fair value of $254,474. On November 24, 2020, we granted Mr. Ruport and option to purchase 114,915 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $2.55 and vests over three years in equal monthly installments beginning one month from the grant date. As of December 31, 2020, 3,192 shares were fully vested and exercisable. The option had an aggregate grant date fair value of $236,519. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Ruport 60,094 Stock Appreciation Rights (“SAR’s). The SAR’s have an exercise price of $2.63 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date. The SAR’s had an aggregate grant date fair value of $127,987.

(10)	On December 3, 2019, we granted Mr. Ruport (i) an option to purchase up to 10,000 shares of our common stock with an exercise price of $11.20, which fully vested and became exercisable on January 3, 2020; and (ii) an option to purchase up to 40,000 shares of our common stock with an exercise price of $11.20, which will vest and become exercisable in equal monthly installments over three years from the grant date. As of December 31, 2020, 14,053 shares were fully vested and exercisable. The options had aggregate grant date fair values of $90,366 and $361,457, respectively.

(11)	On May 28, 2020, we granted Mr. Fisher an option to purchase 23,331 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $2.50 and vests as follows: 25%, or 5,833 shares vested and became exercisable on June 15, 2020, and the remaining 17,498 shares will vest in equal monthly installments over the next three years. As of December 31, 2020, 8,749 shares were fully vested and exercisable. The option had an aggregate grant date fair value of $50,895. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Fisher 12,019 Stock Appreciation Rights (“SAR’s). The SAR’s have an exercise price of $2.63 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date. The SAR’s had an aggregate grant date fair value of $25,598.

(12)	On January 10, 2019, we granted Mr. Fisher an option to purchase 1,184 shares of our common stock. The option has an exercise price equal to $20.20 per share and is fully vested. On November 1, 2019, we granted Mr. Fisher an option to purchase 100 shares of our common stock. The option has an exercise price equal to $5.20 per share and is fully vested. On November 26, 2019, we granted Mr. Fisher an option to purchase 100 shares of our common stock. The option has an exercise price equal to $8.20 per share and is fully vested. On December 3, 2019, we granted Mr. Fisher an option to purchase 500 shares of our common stock. The option has an exercise price equal to $11.20 per share and is fully vested. The options had aggregate grant date fair value of $18,271, $420, $661, and $4,518, respectively.

(13)	On May 28, 2020, we granted Mr. Beckett an option to purchase 46,661 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price equal to $2.50 per share and vests as follows: 25%, or 11,665 shares vested and became exercisable on June 15, 2020, and the remaining 34,996 shares will vest in equal monthly installments over the next three years. As of December 31, 2020, 17,497 shares were fully vested and exercisable. The option had an aggregate grant date fair value of $101,788. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Beckett 24,038 Stock Appreciation Rights (“SAR’s). The SAR’s have an exercise price of $2.63 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date. The SAR’s had an aggregate grant date fair value of $51,196.

(14)	On January 1, 2019, we granted Mr. Beckett an option to purchase up to 375 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $15.00. The option vests as follows: 94 shares vested and became exercisable on January 1, 2020; the remaining 281 shares will vest and become exercisable in equal installments on the second through the fourth anniversaries of the date of grant. As of December 31, 2020, 94 shares were fully vested and exercisable. On July 18, 2019, we granted Mr. Beckett an option to purchase up to 500 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $12.40. The option vests and will become exercisable in equal installments on the first through the fourth anniversaries of the date of grant. As of December 31, 2020, 125 shares were fully vested and exercisable. On October 11, 2019, we granted Mr. Beckett an option to purchase up to 5,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $6.70. The option is fully vested and exercisable. The options had aggregate grant date fair values of $4,358, $4,885, and $26,857, respectively.

18

Named Executive Officer Employment Agreements

Mark K. Ruport

On December 3, 2019, we entered into an “at-will’ employment letter agreement with Mark Ruport, effective as of December 3, 2019 (the “effective date”), pursuant to which Mr. Ruport agreed to serve as our Executive Chairman on an “at-will” basis. Additionally, Mr. Ruport was appointed to serve as a member of our Board of Directors, effective as of December 3, 2019, with a term expiring at the 2021 annual meeting of stockholders. As of April 30, 2020, Mr. Ruport was appointed as President, Chief Executive Officer, and principal executive officer of the Company, and no longer serves as Executive Chairman. Under the employment letter agreement, Mr. Ruport was entitled to an annual base salary of $155,000 and received a grant of (1) a five-year stock option to purchase up to 10,000 shares of common stock of the Company, which has an exercise price equal to the closing price of the Company’s common stock on the effective date, and vested and became exercisable in full on the first month’s anniversary of the effective date, and (2) a five-year stock option to purchase up to 40,000 shares of common stock of the Company, which has an exercise price equal to the closing price of the Company’s common stock on the effective date, and will vest and become exercisable in equal (as closely as possible) monthly installments over three years from the effective date, provided, in each case, that Mr. Ruport remains an employee of the Company through such vesting date.

Such options are on such other terms and provisions as are contained in the Company’s standard form nonqualified stock option agreement; provided, however, that (x) upon the occurrence of a Change of Control (as defined in the employment letter agreement), any unvested portion of the options as of the date of such Change of Control will immediately and automatically vest; provided, however, that, the options may be assumed or, in the discretion of the Board of Directors, an equivalent option may be substituted by an applicable successor corporation or any subsidiary of the successor corporation in connection with a Change of Control), and (y) in the event that the Board of Directors determines that Mr. Ruport is unable to perform his duties due to an accident, illness or other event or condition which physically or mentally incapacitates him for a period of 45 consecutive days (“Disability”), if he ceases to be employed by the Company as a result of a Disability, the options will continue to vest and remain exercisable for the 5-year term of the options in accordance with the terms of the option agreements. On February 25, 2021, Mr. Ruport received a performance bonus of $50,000 for 2020.

On June 10, 2021, we entered into an amended and restated employment agreement (“Employment Agreement”) with Mr. Ruport, which is retroactive to January 1, 2021. Under the Employment Agreement, Mr. Ruport will continue to serve as the Company’s President and Chief Executive Officer, and is entitled to, among other things, (i) an annual base salary of $250,000 (such base salary is not subject to decrease, but may be increased in the discretion of the Company’s Compensation Committee of the Board of Directors (the “Committee”) based on annual or special case assessments of Mr. Ruport’s performance and other factors), (ii) all benefits that we elect in our sole discretion to provide from time to time to our other executive officers, and (iii) earn additional equity awards under the Company’s incentive plans and stock appreciation rights. Additionally, the Company must formulate a set of short-term and long-term metrics to assist in measuring Mr. Ruport’s performance and set certain bonus compensation awards based on such performance (“Incentives”). The Company has the right to terminate Mr. Ruport’s employment at any time, with or without cause and for any reason, provided that, if his employment is terminated by us without “cause” or as a result of Mr. Ruport’s death or “disability,” or his employment is terminated within the twelve month period following a “change in control” (as those terms are defined in the Employment Agreement) then, subject to his execution of a general release of claims, Mr. Ruport will be entitled to (i) payment of certain accrued obligations, (ii) receive 12 months of his then current annual base salary payable within thirty days of termination, (iii) accelerated vesting of all of his stock options and stock appreciation rights, and, if applicable, a pro-rata portion of the applicable Incentives, calculated based on the date of the termination of his employment in relation to the applicable Incentive period.

On June 10, 2021, the Committee adopted an incentive compensation plan for Mr. Ruport under which he is eligible to receive short-term and long-term cash and/or equity-based payments (at the Committee’s discretion as to the form of payment), after the end of this fiscal year, as to Incentives tied to the achievement of certain corporate goals and criteria with respect to 2021, and after December 31, 2022, as to Incentives tied to the achievement of certain corporate goals and criteria through 2022.

Under the plan adopted by the Committee, up to three incentive bonuses, if any, will be paid to Mr. Ruport based upon the Company’s achievement of up to three specified corporate goals for 2021, including two financial performance targets and an employee retention target. The maximum bonus payable to Mr. Ruport upon the full achievement of a specific goal is $125,000, and the maximum bonus payable to Mr. Ruport upon the full achievement of all three goals is approximately $333,333. The 2021 bonuses will be paid, as to 50% of such bonuses, by January 31, 2022, and the remaining 50% will be paid promptly after the Company’s Form 10-K for the fiscal year ended December 31, 2021, is filed with the Securities and Exchange Commission.

Under the plan adopted by the Committee, up to three incentive bonuses, if any, will be paid to Mr. Ruport based upon the Company’s achievement of up to three specified corporate goals through 2022, including an employee retention target, a financial performance target and a subjective personal performance/contribution goal for Mr. Ruport. The maximum bonus payable to Mr. Ruport upon the full achievement of a specific goal is approximately $333,333, and the maximum bonus payable to Mr. Ruport upon the full achievement of all three goals is $750,000. The subjective performance of Mr. Ruport will be evaluated and determined by the Committee in its sole discretion. The 2022 bonuses will be paid, as to 50% of such bonuses, by January 31, 2023, and the remaining 50% will be paid promptly after the Company’s Form 10-K for the fiscal year ended December 31, 2022, is filed with the Securities and Exchange Commission. The Committee reserves the right to modify the foregoing 2021 and 2022 goals and criteria at any time, and to grant bonuses to Mr. Ruport even if the performance goals are not met.

Darren P. Beckett

Mr. Beckett has served as an employee of the Company since September 25, 2017, pursuant to an “at will” employment agreement with the Company, under which he was engaged to serve as our Engineering Manager. On October 18, 2018, his title was changed from Vice President of Engineering to Chief Technology Officer of the Company. On October 18, 2018, the Company also increased the annual base salary of Mr. Beckett from $135,000 to $180,000, effective retroactive to September 16, 2018, and granted Mr. Beckett an option to purchase 2,000 shares of common stock under the 2013 Plan at an exercise price of $12.10 per share. The option has a term of five years and vests in equal annual installments over four years from the date of grant subject, in each case, to Mr. Beckett being in the continuous employ of the Company on the applicable vesting date. Under the agreement, Mr. Beckett is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan. On October 13, 2017, in connection with his employment, Mr. Beckett was granted an option to purchase up to 1,500 shares of our common stock with an exercise price equal to $19.20 per share. Such option is vested and exercisable as to 675 shares at December 31, 2020, and the remaining 825 shares will vest on October 23, 2021 provided Mr. Beckett is an employee of the Company on that date.

Ronald Fisher

We have entered into an “at will” employment agreement, effective as of August 10, 2015, with Mr. Fisher under which he was engaged to serve as our Vice President of Business Development. Mr. Fisher is entitled to receive an annual base salary of $180,000. Pursuant to the employment agreement, Mr. Fisher also was granted, as a signing bonus, (i) a stock option to purchase up to 2,375 shares of common stock of the Company, at an exercise price equal to $118.00 per share, which was the closing market price of the Company’s common stock on August 10, 2015 (i.e., the date of grant), under the 2013 Equity Incentive Plan. Such option is fully vested and exercisable. The option has a ten-year term and is on such other terms set forth in the Company’s standard form of non-qualified stock option agreement, and (ii) 125 shares of common stock of the Company with a value equal to the closing price of our common stock on the date of grant and is on such other terms and provisions as are contained in Sigma Labs’ standard form of restricted stock letter agreement under the Plan. Such shares are fully vested. Additionally, the Company granted Mr. Fisher under the 2013 Plan, effective as of August 11, 2016, a stock option to purchase up to 500 shares of common stock of the Company. Such option has an exercise price equal to the closing price of our common stock on the date of grant and is fully vested and exercisable. Further, Mr. Fisher is eligible to participate in the Company’s 2013 Equity Incentive Plan and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan.

On September 18, 2017, we and Mr. Fisher entered into Amendment No. 1 to Mr. Fisher’s employment agreement, effective August 10, 2015, pursuant to which, effective as of February 11, 2017, item 2, entitled “Performance Bonuses,” of Exhibit A of Mr. Fisher’s employment agreement was deleted in its entirety and replaced with the new item 2 that was set forth in the amendment to employment agreement. Such amendment provided that Mr. Fisher would become entitled to receive performance-based stock and cash bonuses if certain milestones were satisfied by February 11, 2018, so long as Mr. Fisher remained an employee of the Company as of the date the applicable milestone was satisfied. On February 21, 2018, the Company and Mr. Fisher entered into Amendment No. 2 to Mr. Fisher’s employment agreement, pursuant to which the foregoing February 11, 2018 date was extended to December 31, 2018. On January 10, 2019, the Company granted Mr. Fisher an option to purchase up to 1,184 shares of common stock in exchange for the cancellation of his accrued but unpaid vacation balance at December 31, 2018. On March 7, 2019, the Company issued 150 shares of common stock under the 2013 Plan to Mr. Fisher connected with the satisfaction of a performance milestone.

19

Former Executive Officer’s Employment Agreement

John Rice

Prior to April 30, 2020, Mr. Rice served as President, Chief Executive Officer, and principal executive officer of the Company at an annual base salary of $155,000. On April 30, 2020, he resigned from such positions. Mr. Rice has remained a director on the Board of Directors and has continued to serve as Chairman of the Board. Mr. Rice was compensated as a non-employee director (on a pro-rata basis for 2020 based on the partial year during which Mr. Rice served as a non-employee director) under the Company’s director compensation program, as may be adjusted from to time for all non-employee directors. On May 1, 2020, we entered into a consulting agreement with Mr. Rice, pursuant to which Mr. Rice was engaged to provide, among other services to be determined by the Company, advice regarding the structure of certain financial and other strategic transactions involving the Company, on an as-needed basis. The consulting agreement expired on December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following tables set forth outstanding equity awards issued under our 2013 Equity Incentive Plan and 2020 Stock Appreciation Rights Plan as of December 31, 2020 that are held by our named executive officers.

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
John Rice(2)	2,000	—	18.80	4/18/23
	2,000	—	15.40	4/18/23
	2,000	—	14.80	4/18/23
	2,000	—	11.00	4/29/23
	2,000	—	14.70	5/30/23
	2,000	—	11.90	6/29/23
	2,000	—	8.70	7/30/23
	6,875	—	17.90	12/31/23
	2,292	—	15.70	11/30/23
	2,292	—	15.00	1/1/24
	2,292	—	19.30	2/1/24
	2,292	—	20.40	3/1/24
	2,292	—	14.70	4/1/24
	2,292	—	15.00	5/1/24
	2,292	—	12.00	6/1/24
	2,292	—	14.00	7/1/24
	2,292	—	7.40	8/1/24
	16,044	—	2.28	5/1/25

Mark K. Ruport(3)	10,000	—	11.20	12/3/24
	14,053	25,947	11.20	12/3/24
	43,744	72,910	2.50	6/14/25
	—	60,094	2.63	6/22/25
	3,192	111,723	2.55	11/24/25

Ronald Fisher(4)	691	2,184	12.20	4/18/23
	1,183	—	20.20	1/10/24
	100	—	5.20	11/1/24
	100	—	8.20	11/26/24
	500	—	11.20	12/3/24
	8,749	14,582	2.50	6/14/25
	—	12,019	2.63	6/22/25
	2,375	—	118.00	8/10/25
	500	—	105.60	8/11/26

Darren Beckett(5)	675	825	19.20	10/12/22
	400	1,600	12.10	10/18/23
	94	281	15.00	1/1/24
	125	375	12.40	7/18/24
	5,000	—	6.70	10/11/24
	17,497	29,164	2.50	6/14/25
	—	24,038	2.63	6/22/25
	300	1,200	15.60	2/26/28

(1) On June 23, 2020, we adopted the 2020 Stock Appreciation Rights Plan. The Plan only provides for incentive awards that are only made in the form of stock appreciation rights (“SARs”) payable in cash. No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan.

(2) On April 19, 2018, we granted Mr. Rice three options (the “Options”) to purchase up to 2,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The Options have an exercise price per share equal to $18.80, $15.40 and $14.80, respectively, and each is fully vested. The Company also granted Mr. Rice an option to purchase up to 2,000 shares on each of April 30, 2018, May 31, 2018, June 30, 2018 and July 31, 2018. Such options have an exercise price per share equal to $11.00 $14.70, $11.90 and $8.70, respectively, and each is fully vested. On November 1, 2018 the Company granted Mr. Rice a fully vested option to purchase up to 6,875 shares at an exercise price of $17.90. On December 1, 2018 the Company granted Mr. Rice a fully vested option to purchase up to 2,292 shares at an exercise price of $15.70. On each of the first day of each month commencing January 1, 2019 and ending on August 1, 2019, we granted Mr. Rice an option to purchase up to 2,292 shares of our common stock, under our 2013 Equity Incentive Plan in connection with his employment arrangement. The options are fully vested and have the following exercise prices: $15.00, $19.30, $20.40, $14.70, $15.00, $12.00, $14.00, and $7.40. On May 1, 2020, we granted Mr. Rice an option to purchase up to 16,044 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $2.28 and is fully vested and exercisable.

20

(3) On December 3, 2019, in conjunction with the hiring of Mark K. Ruport, the Company’s President and Chief Executive Officer, the Company granted to Mr. Ruport (i) an option to purchase 10,000 shares of our common stock with an exercise price of $11.20, which fully vested and became exercisable on January 3,2020; and (ii) an option to purchase up to 40,000 shares of our common stock, with an exercise price of $11.20, which will vest and become exercisable in equal monthly installments over three years from the date of grant. On May 28, 2020, we granted Mr. Ruport an option to purchase 116,654 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price of $2.50 and vests as follows: 29,164 shares vested and became exercisable on June 15, 2020, and the remaining 87,490 shares will vest in equal monthly installments over the next three years. As of December 31, 2020, a total of 43,744 shares were vested and exercisable. On November 24, 2020, we granted Mr. Ruport an option to purchase up to 114,915 shares of our common stock. The option has an exercise price of $2.55 and vests over three years in equal monthly installments beginning one month from the grant date. As of December 31, 2020, 3,192 shares were vested and exercisable. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Ruport 60,094 SARs. The SARs have an exercise price of $2.63 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date.

(4) In August 2015, in conjunction with the hiring of Ronald Fisher, the Company’s Vice President of Business Development, the Company granted to Mr. Fisher a stock option (the “Option”) to purchase up to 2,375 shares of common stock of the Company, at an exercise price equal to $118.00 per share, which was the closing market price of the Company’s common stock on August 10, 2015 (i.e., the date of grant), under the 2013 Plan. The Option is fully vested. The Option has a ten-year term and is on such other terms set forth in the Company’s standard form of non-qualified stock option agreement. The Company granted Mr. Fisher under the 2013 Equity Incentive Plan, effective as of August 11, 2016, a stock option to purchase up to 500 shares of common stock of the Company. Such option has an exercise price equal to the closing price of our common stock on the date of grant and is fully vested and exercisable. On April 19, 2018, we granted to Mr. Fisher an option to purchase 2,875 shares of our common stock. Such option has a five-year term with an exercise price equal to the closing price of our common stock on the date of the grant. The option is vested as to 691 shares and the remaining shares vest as follows: 683 shares will vest on April 19, 2021, and the remaining 1,501 shares will vest on April 19, 2022. On January 10, 2019, we granted Mr. Fisher an option to purchase 1,183 shares of our common stock. The option has an exercise price per share equal to $20.20 and is fully vested. On November 1, 2019, we granted Mr. Fisher an option to purchase 100 shares of our common stock. The option has an exercise price per share equal to $5.20 and is fully vested. On November 26, 2019, we granted Mr. Fisher an option to purchase 100 shares of our common stock. The option has an exercise price per share equal to $8.20 and is fully vested. On December 3, 2019, we granted Mr. Fisher an option to purchase 500 shares of our common stock. The option has an exercise price per share equal to $11.20 and is fully vested. On May 28, 2020, we granted Mr. Fisher an option to purchase 23,331 shares of our common stock. The option has an exercise price per share equal to $2.50 and vests as follows: 5,833 shares vested and became exercisable on June 15, 2020, and the remaining 17,498 shares will vest in equal monthly installments over the next three years. As of December 31, 2020, a total of 8,749 shares were vested and exercisable. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Fisher 12,019 SARs. The SARs have an exercise price of $2.63 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date.

(5) On February 26, 2018 we granted Mr. Beckett an option to purchase up to 1,500 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $15.60 and is vested as to 300 shares. The remaining shares will vest as follows: 375 shares will vest and become exercisable on February 26, 2021; and 825 shares will vest and become exercisable on February 26, 2022. On October 18, 2018, we granted Mr. Beckett an option to purchase up to 2,000 shares of our common stock. The option has an exercise price per share equal to $12.10 and is vested as to 400 shares. The remaining shares vest as follows: 500 shares will vest and become exercisable on September 16, 2021, and 1,100 shares will vest and become exercisable on September 16, 2022. On October 13, 2017, we granted Mr. Beckett an option to purchase up to 1,500 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $19.20. The option is vested as to 675 shares and the remaining 825 shares will vest and become exercisable on October 13, 2021. On January 1, 2019, we granted Mr. Beckett an option to purchase up to 375 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $15.00. The option vests as follows: 94 shares vested and became exercisable on January 1, 2020; the remaining 281 shares will vest and become exercisable in equal installments on the second through the fourth anniversaries of the date of grant. On July 18, 2019, we granted Mr. Beckett an option to purchase up to 500 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $12.40. The option vests and will become exercisable in equal installments on the first through the fourth anniversaries of the date of grant. As of December 31, 2020, the option was vested as to 125 shares. On October 11, 2019, we granted Mr. Beckett an option to purchase up to 5,000 shares of our common stock under our 2013 Equity Incentive Plan in connection with his employment arrangement. The option has an exercise price per share equal to $6.70 and is fully vested and exercisable. On May 28, 2020, we granted Mr. Beckett an option to purchase 46,661 shares of our common stock. The option has an exercise price per share equal to $2.50 and vests as follows: 11,665 shares vested and became exercisable on June 15, 2020, and the remaining 34,996 shares will vest in equal monthly installments over the next three years. As of December 31, 2020, a total of 17,497 shares were vested and exercisable. On June 23, 2020, pursuant to our 2020 Stock Appreciation Rights Plan, we granted Mr. Beckett 24,038 SARs. The SARs have an exercise price of $2.63 and will vest and become exercisable in three equal installments on each of the first, second, and third anniversaries of the grant date.

21

Equity Awards

We offer stock options, stock appreciation rights, and stock awards to certain of our employees, including our executive officers, as the long-term incentive component of our compensation program. We generally grant equity awards to new hires upon their commencing employment with us. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Our stock appreciation rights allow employees to receive a cash payment for the difference between the market price of our common stock on the date of exercise and the strike price. We sometimes also offer stock options, stock appreciation rights and stock awards to our consultants in lieu of cash. Our stock options allow consultants to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and are not intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Our stock appreciation rights allow consultants to receive a cash payment for the difference between the market price of our common stock on the date of exercise and the strike price. Stock options, stock appreciation rights, and stock awards granted to our executive officers may be subject to accelerated vesting in certain circumstances.

Retirement Plans

We maintain a qualified 401(k) plan, in which all eligible employees may participate. We make safe harbor contributions to match 100% of each participant’s contribution up to 3% of salary, and 50% of the next 2% of salary contributed. Safe harbor contributions are 100% vested. We may also elect, on an annual basis, to make a discretionary contribution to the plan, but have not done so to date. Our elective matches and elective contributions vest to participant accounts as follows: 20% after two years of service, and 20% per year thereafter until the participant reaches 6 years of service, at which time, employer contributions vest 100%. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

No Tax Gross-Ups

We do not make gross-up payments to cover our executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

2013 Equity Incentive Plan

A summary of the Sigma Labs, Inc. 2013 Equity Incentive Plan, which we refer to as the 2013 Plan, is set forth below under Proposal 2 - Approval of Amendment to the Sigma Labs, Inc. 2013 Equity Incentive Plan.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 1, 2021 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by our named executive officers and each of our directors (and director nominees) and (c) by all executive officers and directors of the Company as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with SEC rules. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Percentage ownership is based on 10,493,598 shares of our common stock outstanding on June 1, 2021. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to stock options, warrants or other rights held by such person that are currently convertible or exercisable or will become convertible or exercisable within 60 days of June 1, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

As of June 1, 2021, there are no 5% or greater beneficial holders of our common shares. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers and Directors
John Rice(1)	97,905	*
Mark K Ruport(2)	129,900	1.22%
Ronald Fisher(3)	19,609	*
Darren Beckett(4)	32,614	*
Salvatore Battinelli(5)	57,833	*
Dennis Duitch(6)	52,249	*
Kent J. Summers(7)	51,500	*
All executive officers and directors as a group (8 persons)(8)	462,342	4.24%

*Less than 1%.

(1)	Includes 96,548 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options.
(2)	Includes (a) 117.910 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options; (b) 6,166 shares that may be acquired now or within 60 days of June 1, 2021 pursuant to the conversion of the shares of the Company’s Series E Preferred Stock; and (c) 4,855 shares that may be acquired now or within 60 days of June 1, 2021 upon exercise of outstanding Class A Warrants.
(3)	Includes 18,284 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options.
(4)	Includes 31,489 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options.
(5)	Includes (a) 39,000 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options, (b) 3,083 shares that may be acquired now or within 60 days of March 24, 2021 pursuant to the conversion of shares of the Company’s Series E Preferred Stock, and (c) 2,428 shares that may be acquired now or within 60 days of June 1, 2021 upon exercise of outstanding Class A Warrants.
(6)	Includes 39,000 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options.
(7)	Includes 39,000 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options.
(8)	Includes (a) 400,994 shares that may be acquired now or within 60 days of June 1, 2021 upon the exercise of outstanding stock options, (b) 9,249 shares that may be acquired now or within 60 days of June 1, 2021 pursuant to the conversion of the shares of the Company’s Series E Preferred Stock, and (c) 7,283 shares that may be acquired now or within 60 days of June 1, 2021 upon exercise of outstanding Class A Warrants.

23

RELATED PERSON TRANSACTIONS

The following summarizes transactions by us in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation” above.

Transactions with Directors, Director Nominees and Officers

We have entered into an “at will” employment agreement, effective as of July 1, 2019, with Frank Orzechowski under which he was engaged to serve as our Chief Financial Officer, Treasurer, Principal Accounting Officer and Corporate Secretary of the Company. Under Mr. Orzechowski’s employment agreement, he was entitled to receive an annual base salary of $135,000, which was increased to $155,000 effective March 1, 2020, and which was increased to $180,000 on January 1, 2021. Pursuant to the employment agreement, Mr. Orzechowski was granted (1) a stock option to purchase up to 250 shares of common stock of the Company, at an exercise price equal to $14.00 per share, which was the closing market price of the Company’s common stock on July 1, 2019 (i.e., the Effective Date), and (2) to purchase up to 6,000 shares of common stock of the Company, with an exercise price of $14.00, and will vest and become exercisable as follows: 387 shares vested and became exercisable on the one-year anniversary of the Effective Date, 900 shares will vest and become exercisable on the second-year anniversary of the Effective Date, 1,413 shares will vest and become exercisable on the third-year anniversary of the Effective Date, and 3,300 shares will vest and become exercisable on the fourth-year anniversary of the Effective Date, provided, in each case, that Mr. Orzechowski remains an employee of the Company through such vesting dates. Further, Mr. Orzechowski is eligible to participate in the Company’s 2013 Equity Incentive Plan, and is eligible to receive medical and dental benefits, life insurance, short and long-term disability coverage, and to participate in the Company’s Section 125 cafeteria plan, vision plan and 401K plan.

On January 27, 2020, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain of its directors (Mark K. Ruport, Salvatore Battinelli and Frank Garofalo, a former director) and Carl Schwartz, who was the Company’s largest shareholder. Pursuant to the SPA, the Company issued and sold 333.33 shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), and Class A Warrants to purchase 48,544 shares of the Company’s Common Stock (the “Common Warrants”) for a total gross purchase price of $500,000. The Series E Preferred Stock is initially convertible into 48,544 shares of Common Stock (61,651 shares of common stock including the “make-whole dividend), and the Class A Warrants have an initial exercise price of $11.30 per share.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in the right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons (other than compensation-related matters, which should be reviewed by our Compensation Committee), in accordance with its Charter and the Nasdaq marketplace rules. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

24

PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE SIGMA LABS, INC. 2013 EQUITY INCENTIVE PLAN

In March 2013, our Board of Directors adopted the Sigma Labs, Inc. 2013 Equity Incentive Plan, which we refer to as the “2013 Plan.” The adoption of the 2013 Plan was approved by our stockholders on October 10, 2013. In March 2016, our Board of Directors adopted an amendment to the 2013 Plan to fix the aggregate number of shares of our common stock which may be offered or issued under the 2013 Plan at 37,500 shares. The adoption of the amendment was approved by our stockholders on April 28, 2016. In March 2017, our Board of Directors adopted an amendment to the 2013 Plan to fix the aggregate number of shares of our common stock which may be offered or issued under the 2013 Plan at 75,000 shares. The adoption of the amendment was approved by our stockholders on October 2, 2017. On August 24, 2018, our Board of Directors adopted an amendment to the 2013 Plan to fix the aggregate number of shares of our common stock issued or issuable under the 2013 Plan at 165,000 shares. The adoption of the amendment was approved by our stockholders on October 18, 2018.

On June 17, 2019, our Board of Directors adopted, subject to approval by our stockholders, an amendment to the 2013 Plan to increase by 75,000 shares the aggregate number of shares of our common stock issued or issuable under the 2013 Plan, fixing the aggregate number at 240,000 shares, including shares previously issued or subject to the outstanding awards under the 2013 Plan. On May 8, 2020, our Board of Directors adopted, subject to approval by our stockholders, an amendment to the 2013 Plan to increase by 650,000 shares the aggregate number of shares of our common stock issued or issuable under the 2013 Plan, fixing the aggregate number at 890,000 shares, including shares previously issued or subject to the outstanding awards under the 2013 Plan. The adoption of the amendment was approved by our stockholders on June 15, 2020. On June 14, 2021, our Board of Directors adopted, subject to approval by our stockholders, an amendment to the 2013 Plan to increase by 875,000 shares the aggregate number of shares of our common stock issued or issuable under the 2013 Plan, fixing the aggregate number at 1,765,000 shares, including shares previously issued or subject to the outstanding awards under the 2013 Plan.

The purpose of the amendment is to increase the shares available under the 2013 Plan commensurate with the growth of the Company. As of June 1, 2021, 11,016 shares were available for future issuance under the 2013 Plan. As of such date, we have granted stock options to purchase an aggregate of 133,750 shares of common stock to employees, directors and consultants. The exercisability of all such options is subject to the approval by the Company’s stockholders of an increase in common stock issuable under the 2013 Plan. Additionally, the Company anticipates that it will need to hire additional employees as it continues to develop its technology, focus on commercializing its principal product, PrintRite3D®, and increase its marketing efforts. We believe that equity awards are a more effective compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow, and we seek to preserve our cash for working capital needs as we continue to work to grow the Company.

We are asking for your approval of this amendment.

A copy of the 2013 Plan, as amended as described above, is included as Annex A to this Proxy Statement. The amendment makes no other changes to the 2013 Plan.

If our stockholders approve this Proposal 2, we may issue the additional shares under the 2013 Plan as described below. If our stockholders do not approve this Proposal 2, we will not implement the amendment to the 2013 Plan, and not all currently outstanding options would be able to be exercised in full until sufficient shares are available under the 2013 Plan.

Our Board of Directors believes that the grant of options and other stock awards is an important incentive for the Company’s employees, officers and directors. Our needs under the 2013 Plan over the next several years exceed the number of shares of common stock currently available. As of June 1, 2021, there were 74,237 shares previously issued and 804,747 shares underlying outstanding stock options under the 2013 Plan. Adding additional shares to the 2013 Plan is designed to enhance our ability to grant stock-based incentives and other equity awards to our officers, employees, non-employee directors and other key persons, to ensure that we can continue to grant stock options and other equity awards to eligible recipients at levels determined to be appropriate by our Compensation Committee or our Board of Directors, including sustaining our current program of new hire, annual and bonus stock option grants to our employees to help us attract and retain talented individuals.

Our “adjusted burn rate” provides a measure of the potential dilutive impact of our equity awards. It is calculated by dividing the total of the number of shares of common stock subject to stock option awards granted during the year and the number of shares of common stock granted during the year multiplied by a factor of 1.5 by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our adjusted burn rate for the 2020, 2019 and 2018 calendar years as well as an average over those years.

25

Calendar Year	Awards Granted	Basic Weighted Average Number of Common Shares Outstanding	Adjusted Burn Rate
2020	603,349	3,829,716	23.6%
2019	115,485	1,176,278	14.7%
2018	71,083	689,805	15,5%
Three-Year Average	263,306	1,898,600	20.8%

In the opinion of the Board, our future success depends in large part on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. The Board believes that approval of the amendment to the 2013 Plan and the authorization of the additional shares for issuance thereunder is appropriate and in the best interests of our stockholders given our current expectations on hiring, and the highly competitive environment in which we recruit and retain employees.

Our compensation philosophy reflects broad-based eligibility for equity incentive awards for all of our employees. By doing so, we put our employees’ interests directly into alignment with those of other stockholders, as such awards reward employees upon improved stock price performance. Granting equity awards focuses our employees who receive grants on achieving strong corporate performance, and we are embedding in our culture the necessity for employees to think and act as stockholders.

Because only 11,016 shares of our common stock remain available for issuance as to new awards under the 2013 Plan, we will be unable to attract, retain and motivate our employees, directors and consultants, including new employees that we will hire, without an increase in the number of shares of common stock that are available for issuance under the 2013 Plan. This could significantly hamper our plans for growth and adversely affect our ability to operate our business.

A summary of the 2013 Plan is set forth below.

Purpose

Our Board of Directors adopted the 2013 Plan to (1) encourage selected employees, officers, directors, consultants and advisers to improve our operations and increase our profitability, (2) encourage selected employees, officers, directors, consultants and advisers to accept or continue employment or association with us, and (3) increase the interest of selected employees, officers, directors, consultants and advisers in our welfare through participation in the growth in value of our common stock. All of our current employees, directors and consultants are eligible to participate in the 2013 Plan.

Administration

The 2013 Plan is to be administered by the Board or by a committee to which administration of the Plan, or of part of thereof, is delegated by the Board. The 2013 Plan is currently administered by our Compensation Committee, which we refer to below as the “Administrator.” The Administrator is responsible for selecting the officers, employees, directors, consultants and advisers who will receive Options, Stock Appreciation Rights and Stock Awards. Subject to the requirements imposed by the 2013 Plan, the Administrator is also responsible for determining the terms and conditions of each Option and Stock Appreciation Right award, including the number of shares subject to the Option, the exercise price, expiration date and vesting period of the Option and whether the option is an Incentive Option or a Non-Qualified Option. Subject to the requirements imposed by the 2013 Plan, the Administrator is also responsible for determining the terms and conditions of each Stock Award, including the number of shares granted, the purchase price (if any), and the vesting, transfer and other restrictions imposed on the stock. The Administrator has the power, authority and discretion to make all other determinations deemed necessary or advisable for the administration of the 2013 Plan or of any award under the 2013 Plan.

26

Neither the Board nor any committee of the Board to which administration of the 2013 Plan is delegated will provide advice to participants about whether or not to accept or exercise their awards. Each participant must make his or her own decision about whether or not to accept or exercise an award.

The 2013 Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code

Stock Subject to the 2013 Plan

If the amendment to the 2013 Plan described in Proposal 2 is approved at the Annual Meeting, the aggregate number of shares of common stock set aside and reserved for issuance under the 2013 Plan will be fixed at 1,765,000 shares, including shares previously issued or subject to the outstanding awards under the 2013 Plan.

If awards granted under the 2013 Plan expire or otherwise terminate or are cancelled without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2013 Plan. If shares of common stock issued pursuant to awards under the 2013 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2013 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an Option, or the issuance of shares under a Stock Award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2013 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2013 Plan.

Eligibility

All directors, employees, consultants and advisors of the Company and its subsidiaries are eligible to receive awards under the 2013 Plan. Incentive Options may only be granted under the 2013 Plan to a person who is a full-time officer or employee of the Company or a subsidiary. The Administrator will determine from time to time which directors, employees, consultants and advisers will be granted awards under the 2013 Plan.

Terms of Awards

Written Agreement

Each award under the 2013 Plan will be evidenced by an agreement in a form approved by the Administrator.

Exercise Price; Base Value

The exercise price for a Non-Qualified Option or an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the date of the grant of the Non-Qualified Option or Incentive Option. With respect to an Option holder who owns stock possessing more than 10% of the total voting power of all classes of our stock, the exercise price for an Incentive Option may not be less than 110% of the fair market value of the Common Stock on the date of the grant of the Incentive Option. The base value of a Stock Appreciation Right shall also be no less than 100% of the Common Stock on the date of the grant of the Stock Appreciation Right. The 2013 Plan does not specify a minimum exercise price for Stock Awards.

Vesting

Each Option, Stock Appreciation Right or Stock Award will become exercisable or non-forfeitable (that is, “vest”) under conditions specified by the Administrator at the time of grant. Vesting typically is based upon continued service as a director or employee but may be based upon any performance criteria and other contingencies that are determined by the Administrator. Shares subject to Stock Awards may be subject to specified restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator.

27

Expiration Date

Each Option or Stock Appreciation Right must be exercised by a date specified in the award agreement, which may not be more than ten years after the grant date. Except as otherwise provided in the relevant agreement, an Option or Stock Appreciation Right ceases to be exercisable ninety days after the termination of the holder’s employment with us.

Transfers of Options

Unless otherwise determined by the Administrator, Options are not transferable except by will or the laws of descent and distribution.

Purchase Price Payment

Unless otherwise determined by the Administrator, the purchase price of Common Stock acquired under the 2013 Plan is payable by cash or check at the time of an Option exercise or acquisition of a Stock Award. The Company does not charge participants any fees or commissions in connection with their acquisition of Common Stock under the 2013 Plan. The Administrator also has discretion to accept the following types of payment from participants:

●	A secured or unsecured promissory note, provided that this method of payment is not available to a participant who is a director or an executive officer;
●	Shares of our Common Stock already owned by the Option or Stock Award holder as long as the surrendered shares have a fair market value that is equal to the acquired stock and have been owned by the participant for at least six months;
●	The surrender of shares of Common Stock then issuable upon exercise of an Option; and
●	A “cashless” option exercise in accordance with applicable regulations of the SEC and the Federal Reserve Board.

Withholding Taxes

At the time of his or her exercise of an Option or Stock Appreciation Right, an employee is responsible for paying all applicable federal and state withholding taxes. A holder of Stock Awards is responsible for paying all applicable federal and state withholding taxes once the shares covered by the award cease to be forfeitable or at any other time required by applicable law.

Securities Law Compliance

Shares of Common Stock will not be issued pursuant to the exercise of an Option or the receipt of a Stock Award unless the Administrator determines that the exercise of the Option or receipt of the Stock Award and the issuance and delivery of such shares will comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 (the “Securities Act”), applicable state and foreign securities laws and the requirements of any stock exchange on which our Common Stock is traded.

28

Effects of Certain Corporate Transactions

Except as otherwise determined by the Administrator, in the event of a “corporate transaction,” all previously unexercised Options and Stock Appreciation Rights will terminate immediately prior to the consummation of the corporate transaction and all unvested Restricted Stock awards will be forfeited immediately prior to the consummation of the corporate transaction. The Administrator, in its discretion, may permit exercise of any Options or Stock Appreciation Rights prior to their termination, even if those awards would not otherwise have been exercisable, or provide that outstanding awards will be assumed or an equivalent Option or Stock Appreciation Right substituted by a successor corporation. The Administrator, in its discretion, may remove any restrictions as to any Restricted Stock awards or provide that all outstanding Restricted Stock awards will participate in the corporate transaction with an equivalent stock substituted by the successor corporation subject to the restrictions. In general, a “corporate transaction” means:

●	Our liquidation or dissolution;
●	Our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation;
●	A sale of all or substantially all of our assets; or
●	A purchase or other acquisition of more than 50% of our outstanding stock by one person, or by more than one person acting in concert.

Other Adjustment Provisions

If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Administrator, in its discretion, in (1) the number and class of shares of stock subject to the 2013 Plan and each Option and grant of Stock Awards outstanding under the 2013 Plan, and (2) the purchase price of each outstanding Option and (if applicable) Stock Award. For example, if an Option is for 1,000 shares for $20.00 per share and there is a 2-for-1 stock split, the Option would be adjusted to be exercisable for 2,000 shares at $10.00 per share.

Amendment or Termination of the Plan

The Board of Directors may at any time amend, discontinue or terminate the 2013 Plan. With specified exceptions, no amendment, suspension or termination of the Plan may adversely affect outstanding Options or Stock Appreciation Rights or the terms that are applicable to outstanding Stock Awards. No amendment, suspension or termination of the Plan requires stockholder approval unless such approval is required under applicable law or under the rules of any stock exchange on which our Common Stock is traded. Unless terminated earlier by the Board of Directors, the 2013 Plan will terminate automatically on March 15, 2023, which is the tenth anniversary of the date of the 2013 Plan’s adoption by the Board.

Federal Income Tax Consequences

The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of awards under the 2013 Plan and the subsequent sale of Common Stock acquired under the 2013 Plan. The tax effect of your awards may vary depending upon particular circumstances, and the income tax laws and regulations change frequently. This summary is not intended to be exhaustive and does not constitute legal or tax advice.

General. A recipient of an award of Options or Stock Appreciation Rights under the 2013 Plan will realize no taxable income at the time of grant if the exercise price is not less than the fair market value of our Common Stock on the date of the grant. The recipient generally will realize no taxable income at the time of a grant of a Stock Award so long as the Stock Award is not vested (that is, remains subject to forfeiture and is not transferable) and an election under Section 83(b) of the Internal Revenue Code is not made.

Non-Qualified Options. The holder of a Non-Qualified Option will recognize ordinary income at the time of the Non-Qualified Option exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. This taxable income will be subject to payroll tax withholding if the holder is an employee.

When a holder disposes of shares acquired upon the exercise of a Non-Qualified Option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long-term or short-term capital loss, depending upon on the holding period of the shares.

Incentive Options. The holder of an Incentive Option will not recognize taxable income upon exercise of the Incentive Option. In order to retain this tax benefit, the holder must make no disposition of the shares so received for at least one year from the date of exercise and for at least two years from the date of grant of the Incentive Option. The holder’s compliance with the holding period requirement and other applicable tax provisions will result in the realization of long-term capital gain or loss when he or she disposes of the shares, measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

29

If a holder disposes of shares acquired by exercise of an Incentive Option before the expiration of the required holding period, the gain, if any, arising from such disqualifying disposition will be taxable as ordinary income in the year of disposition to the extent of the lesser of (1) the excess of the fair market value of the shares over the exercise price on the date the Incentive Option was exercised or (2) the excess of the amount realized over the exercise price upon such disposition. Any amount realized in excess of the fair market value on the date of exercise is treated as long-term or short-term capital gain, depending upon the holding period of the shares. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long-term or short-term capital loss, depending upon the holding period of the shares.

For purposes of the alternative minimum tax, the holder will recognize as an addition to his or her tax base, upon the exercise of an Incentive Option, an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. If the holder makes a disqualifying disposition in the year of exercise, the holder will recognize taxable income for purposes of the regular income tax and the holder’s alternative minimum tax base will not be additionally increased.

Stock Appreciation Rights. The holder of a Stock Appreciation Right will recognize ordinary income at the time that it is exercised in an amount equal to the excess of the fair market value of the number of shares of Common Stock as to which it is exercised on the date of exercise over their value at the date of grant. This taxable income will be subject to payroll tax withholding if the holder is an employee.

Stock Awards. The recipient of a Stock Award will recognize ordinary income when the stock vests in an amount equal to the excess of the fair market value of the shares at the time of vesting over the purchase price for the shares, if any, subject to payroll tax withholding if the holder is an employee. When the recipient sells a Stock Award that has vested, any amount received in excess of the fair market value of the shares on the date of vesting will be treated as long-term or short-term capital gain, depending upon the holding period of the shares (after vesting has occurred), and if the amount received is less than the fair market value on the date of vesting, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares. Dividends paid on Stock Awards that have not vested and that have not been the subject of an election under Section 83(b) of the Internal Revenue Code are treated as compensation income, subject to payroll tax withholding with respect to an employee.

Section 83(b) of the Internal Revenue Code permits the recipient to elect, not more than thirty days after the date of receipt of a Stock Award, to include as ordinary income the difference between the fair market value of the Stock Award on the date of grant and its purchase price (rather than being taxed as the shares vest). If such an election is made, the holding period for long-term capital gain or loss treatment will commence on the day following the receipt of the Stock Award, dividends on the Stock Award will be treated as such and not as compensation, and the tax basis of the shares will be their fair market value at the date of grant.

Deduction for the Company. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the recipient of an award is considered to have realized ordinary income as a result of the award, assuming that the limitation under Section 162(m) of the Internal Revenue Code is not applicable. Assuming that the holder of shares received on exercise of an Incentive Option disposes of the shares after compliance with the holding period requirement described above, the Company will not be entitled to a federal income tax deduction since the holder will not have realized any ordinary income in the transaction.

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, limits the U.S. federal income tax deductibility of compensation paid by us to any covered employee to $1,000,000 per taxable year. A “covered employee” is any individual who (1) is our principal executive officer or principal financial officer at any time during the taxable year, (2) is one of our executive officers (other than the principal executive officer or principal financial officer) whose compensation is required to be reported in our proxy statement’s summary compensation table by reason of such officer being among our highest compensated officers during the taxable year, or (3) was a covered employee described in clause (1) or (2) in any prior fiscal year beginning after December 31, 2016. Prior to 2018, an exception to the limitation on the deductibility of compensation applied for performance-based compensation. The performance-based compensation exception to the limitation on the deductibility of compensation in excess of $1,000,000 was repealed with respect to any compensation paid in any taxable year commencing on or after December 31, 2017.

30

New Plan Benefits

Other than with respect to certain awards to be made to our directors as described in “Board of Directors and Corporate Governance—Director Compensation,” the amount and timing of awards under the 2013 Plan to executive officers, other employees and directors will be determined in the sole discretion of the Administrator. Except for the awards referenced in the immediately preceding sentence, future awards that will be received under the 2013 Plan by executive officers, other employees and directors are discretionary and therefore are not determinable at this time, and, therefore, the table below shows the aggregate number of awards granted under the 2013 Plan during 2020 to the following:

Name and Position	Shares Subject to Options	Stock Awards
Mark K. Ruport, President and Chief Executive Officer	231,569	969
Frank Orzechowski, Chief Financial Officer and Treasurer	34,996	969
Ronald Fisher, VP of Business Development	23,331	1,125
Darren Beckett, Vice President of Engineering	46,661	1,125
Executive Group	336,557	4,188
Non-Executive Director Group	116,044	8,334
Non-Executive Officer Employee Group	97,750	7,330

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our equity compensation plans as of December 31, 2020.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

2013 Equity Incentive Plan(1)	713,010	$5.15	152,753
Equity compensation plans not approved by security holders(2)	-	$2.61	-

(1) On March 15, 2013, the Company’s board of directors approved the Company’s 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company on October 10, 2013. Pursuant to the 2013 Equity Incentive Plan, the Company is authorized to grant “incentive stock options” and “non-qualified stock options”, grant or sell common stock subject to restrictions or without restrictions, and grant stock appreciation rights to employees, officers, directors, consultants and advisers of the Company and its subsidiaries. Incentive stock options granted under the 2013 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (the “Code”). Non-qualified stock options granted under the 2013 Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. As of December 31, 2020, the Company issued an aggregate of 74,237 shares of the Company’s common stock, as well as options to purchase up to 713,010 shares of the Company’s common stock, some of which are subject to vesting restrictions, pursuant to the Company’s 2013 Equity Incentive Plan. On June 15, 2020, an amendment to our 2013 Equity Incentive Plan was approved by holders of at least a majority of the issued and outstanding shares of common stock of the Company, to increase the number of shares of our common stock subject to the 2013 Equity Incentive Plan to 890,000.

(2) On June 23, 2020, our Board of Directors adopted the Sigma Labs, Inc. 2020 Stock Appreciation Rights Plan (the “Plan”). The purposes of the Plan are to: (i) enable the Company to attract and retain the types of employees, consultants, and directors who will contribute to the Company’s long-range success; (ii) provide incentives that align the interests of Service Providers with those of the shareholders of the Company; and (iii) promote the success of the Company’s business. The Plan only provides for incentive awards that are only made in the form of stock appreciation rights payable in cash (“SARs”). No shares of common stock were reserved in connection with the adoption of the Plan since no shares will be issued pursuant to the Plan. As of December 31, 2020, the Company issued an aggregate of 127,679 SARs pursuant to the Plan.

Other Equity Compensation

We have entered into various engagement and placement agent agreements with Dawson James Securities, Inc. (“Dawson”) for which compensation has been paid with equity securities that have been previously disclosed in our filings with the SEC, including warrants issued in April 2018 to purchase up to 14,000 shares of common stock at an exercise price of $14.70 per share and a Unit Purchase Option issued in June 2018 to acquire up to 19,120 Units, at an exercise price of $12.50 per Unit, consisting of 19,120 shares of common stock and warrants to purchase up to 5,736 shares of common stock at an exercise price of $10.80. In connection with our January 27, 2020 private placement of equity securities, we issued Dawson James a warrant to purchase up to 17,004 shares of common stock at an initial exercise price of $11.30. During 2020, we issued Dawson James additional warrants to purchase up to 21,870 shares of common stock at an exercise price of $11.70 per share in connection with the exercise of Series D Preferred Warrants by certain institutional investors,

On August 5, 2019 we entered into an agreement with MHZCI, LLC to provide investor relations services to the Company. Pursuant to the terms of the agreement, as partial compensation for services to be rendered 5,000 shares of common stock of the Company were issued to MHZCI, LLC as follows (1) 2,500 shares on or before the 10th day following the Effective Date of the agreement, and (2) 2,500 shares on or before the 10th day following the six-month anniversary of the agreement, if the agreement is still then in effect. Accordingly, on August 15, 2019 the Company issued 2,500 shares of common stock to MHZCI, LLC, and on February 14, 2020 the Company issued an additional 2,500 shares of common stock to MHZCI, LLC.

Effective November 18, 2020, we entered into a six-month contract with Iron Dome Ventures, LLC to provide certain investor relations related services to the Company, pursuant to which we granted 13,500 Stock Appreciation Rights, payable in cash only, with an exercise price of $2.47 per share.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for approval of proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE SIGMA LABS, INC. 2013 EQUITY INCENTIVE PLAN DESCRIBED IN PROPOSAL 2.

31

PROPOSAL 3 - APPROVAL OF THE SIGMA LABS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

The Sigma Labs, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) was adopted by our board of directors on June 14, 2021, subject to stockholder approval. A copy of the proposed ESPP is attached as Annex B to this proxy statement, and we urge stockholders to read it in its entirety.

The purpose of the ESPP is to provide employees who wish to become stockholders an opportunity to buy shares of our common stock on favorable terms. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

The maximum aggregate number of shares that may be purchased under the proposed ESPP will be 100,000 shares, which number of shares would be subject to adjustment for any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the Company’s structure affecting our common stock. As of June 1, 2021, approximately 28 employees would have been eligible to participate in the ESPP. The closing price of our stock on June 1, 2021 as reported on The NASDAQ Capital Market was $3.94.

Eligibility

Employees of the Company and any subsidiaries designated by our board of directors will be eligible to participate in the ESPP. However, no employee may participate if his or her participation would result in him or her then owning capital stock or options to purchase stock possessing 5% of more of the total combined voting power or value of all classes of our stock. Additionally, no employee may be granted a right under the ESPP, which we refer to as an “option,” to purchase more than $25,000 worth of stock in any calendar year based on the fair market value of our stock on the grant date, and the maximum number of shares of stock that may be purchased by a participating employee during an offering period will be 2,500 shares, subject to adjustment in accordance with Section 18 of the ESPP. Participation in the ESPP is voluntary on the part of employees.

Administration

The ESPP will be administered by a committee of our board, who will have the authority to construe and interpret the ESPP, prescribe, amend and rescind rules relating to the ESPP’s administration and take any other actions necessary or desirable for the administration of the ESPP.

General Terms of Participation

The ESPP will provide for two six-month offering periods each year. Participating employees will be granted on the first day of an offering period the option to purchase stock on the last day of the offering period. Each participant may request a specific percentage of his or her compensation to be withheld each payroll period for the offering period. If an employee is a participant in the ESPP on the last day of the offering period, he or she will be deemed to have exercised the option granted to him or her for that period, and we will apply the balance of the employee’s withholding account to the purchase of shares. The purchase price of shares issued pursuant to exercise will be 85% of the lesser of our common stock’s fair market value at the beginning of an offering period or on the purchase date. Payroll deductions will be made on an after-tax basis. A participant may at least fifteen days before the purchase date cancel all of his or her option by written notice to us and receive a return of the balance of the participant’s withholding account. Upon termination of employment, a participant’s option will be cancelled automatically, and the balance of his or her withholding account will be returned, except that if the participant’s termination of employment occurs within thirty days before a purchase date, the accumulated payroll deductions will be used to purchase shares on the purchase date.

Shares Subject to the Plan

To determine the number of shares needed to fund the proposed ESPP, we considered a number of factors, including (i) the number of employees that we estimate will participate in the ESPP over the life of the ESPP, (ii) the number of shares we award annually under our 2013 Equity Incentive Plan and the employees eligible for awards under the plan, (iii) the structure of employee stock purchase plans of similar companies, and (iv) the number of shares of common stock currently issued and outstanding and the number of shares of common stock currently authorized for issuance under our articles of incorporation. The maximum number of shares that may be issued under the proposed ESPP represents approximately 1.0% of our outstanding shares of common stock as of June 1, 2021 and 0.004% of our total authorized shares of common stock under our articles of incorporation. Pending stockholder approval, the aggregate number of shares that may currently be issued under the proposed ESPP is:

Sigma Common Stock

New shares to be authorized under the ESPP	100,000

If stockholder approval is not obtained at the Annual Meeting, the ESPP will not be implemented.

Federal Income Tax Consequences Relating to the ESPP

The following is a summary of the principal U.S. federal income tax consequences generally applicable to a U.S. employee who participates in the ESPP. Note that there may be state, local, foreign and other taxes applicable to the ESPP that are not described below.

Neither the grant of options nor the purchase of shares under the ESPP will result in taxable income to the employee or in a tax deduction for us. An employee who disposes of the shares after having held them for at least two years from the first day of the offering period and for at least one year after the purchase date, or who dies at any time while holding the shares, will have ordinary income equal to:

●	15% of the fair market value of the shares on the first day of the offering period or, if less,

●	the excess of the fair market value of the shares at the time of the disposition (or death) over the purchase price.

Any additional gain recognized by the employee in connection with the disposition (except a transfer at death) will be treated as a long-term capital gain. No deduction will be available to us with respect to these amounts.

An employee who disposes of the purchased shares before having held them for the one- and two-year holding periods described above will have ordinary income equal to the excess of the fair market value of the shares at the time of purchase over the purchase price; a corresponding deduction will be available to us. Any additional gain or loss recognized in connection with the disposition will be treated as a capital gain or loss, long-term or short-term, depending on the employee’s tax holding period in the shares. Capital gain or loss is short-term if the shares have been held one year or less, and is long-term if the shares are held more than one year. The holding period for shares acquired under the ESPP begins on the purchase date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN

32

PROPOSAL NO. 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the compensation disclosed under “Executive Compensation” in the compensation tables and the related narrative discussion following the compensation tables. Accordingly, we are asking our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.

This vote is advisory in nature and therefore not binding on us, our Compensation Committee or our Board of Directors. Our Board and our Compensation Committee, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on this proposal at the Annual Meeting is required for advisory approval of the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

33

PROPOSAL NO. 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved Haynie & Company (“H&C”) to continue as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021.

During the Company’s two most recent fiscal years, neither we nor anyone acting on our behalf consulted with H&C regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to the Company that H&C concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Notwithstanding the appointment of H&C and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of H&C as our independent registered public accounting firm for our fiscal year ending December 31, 2021. Our Audit Committee is submitting the appointment of H&C to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of H&C are not expected to be present at the Annual Meeting.

If our stockholders do not ratify the appointment of H&C, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed with respect to the years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees	$73,500	$71,300
Audit Related Fees	23,300	34,600
Tax Fees	2,500	2,500
	$99,300	$108,400

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Sigma Labs, Inc. paid for professional services for the audit of our financial statements included in our Form 10-K and review of the interim financial statements included in quarterly reports, and for services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

Our Board of Directors established an Audit Committee written charter in February 2017. The Audit Committee’s pre-approval policies and procedures and other protocols are discussed in its written charter which can be found at www.sigmalabsinc.com under the tab “Investors.”

Auditor Independence

In our fiscal year ended December 31, 2020, there were no professional services provided, other than those listed above, that would require our Audit Committee to consider their compatibility with maintaining the independence of H&C.

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of H&C, we do not expect any broker non-votes in connection with this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF

Haynie & Company

34

REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides assistance to our Board of Directors in fulfilling its oversight responsibility to the Company’s stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and the ethics programs when established by our management and our board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

Haynie & Company (“H&C”) currently serves as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2020. H&C does not have and has not had any financial interest, direct or indirect, in our company, and does not have and has not had any connection with our company except in its professional capacity as our independent auditors. The Audit Committee also has selected H&C as our independent registered public accountants for 2021.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2020 and has discussed those financial statements with management and H&C. The Audit Committee has also received from, and discussed with, H&C various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with H&C matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by H&C to the Audit Committee pursuant to PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence).

Audit and non-audit services to be provided by H&C are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Audit Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC.

Respectfully submitted,

Audit Committee:

Salvatore Battinelli

Dennis Duitch

Kent Summers

35

OTHER MATTERS

Annual Report

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2020 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: Corporate Secretary, 3900 Paseo del Sol, Santa Fe, New Mexico 87507.

* * *

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Santa Fe, New Mexico
June 15, 2021

36

ANNEX A

Sigma Labs, Inc. 2013 Equity Incentive Plan

(including the amendment to Section 3 approved by the Board of Directors on June 14, 2021, subject to stockholder approval, and to be approved by the stockholders on July 15, 2021)

2013 EQUITY INCENTIVE PLAN
OF
SIGMA LABS, INC.

1.	PURPOSES OF THE PLAN

The purposes of the 2013 Equity Incentive Plan (the “Plan”) of Sigma Labs, Inc., a Nevada corporation (the “Company”), are to:

1.1 Encourage selected employees, directors, consultants and advisers to improve operations and increase the profitability of the Company;

1.2 Encourage selected employees, directors, consultants and advisers to accept or continue employment or association with the Company or its Affiliates; and

1.3 Increase the interest of selected employees, directors, consultants and advisers in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”). All references herein to stock or shares, unless otherwise specified, shall mean Common Stock.

2.	TYPES OF AWARDS; ELIGIBLE PERSONS

2.1 The Administrator (as defined below) may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”); (ii) grant “non-qualified options” (“NQOs,” and together with ISOs, “Options”); (iii) grant or sell Common Stock subject to restrictions (“restricted stock”) or without restrictions, and (iv) grant stock appreciation rights (any such right would permit the holder to receive the excess of the fair market value of Common Stock on the exercise date over its fair market value (or a greater base value) on the grant date (“SARs”)), either in tandem with Options or as separate and independent grants. Any such awards may be made to employees, including employees who are officers or directors, and to individuals described in Section 1 of the Plan who the Administrator believes have made or will make a contribution to the Company or any Affiliate (as defined below); provided, however, that only a person who is an employee of the Company or any Affiliate at the date of the grant of an Option is eligible to receive ISOs under the Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant. The term “adviser” includes persons employed by, or otherwise affiliated with, an adviser.

A-1

2.2 Except as otherwise expressly set forth in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, hypothecation, or charge, and any such attempted action shall be void. No right or benefit under the Plan shall in any manner be liable for or subject to debts, contracts, liabilities, or torts of any option holder or any other person except as otherwise may be expressly required by applicable law.

3.	STOCK SUBJECT TO THE PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Sections 6.1.1 and 8.2 of the Plan, the total number of shares of Common Stock which may be issued as restricted stock or unrestricted stock or on the exercise of Options or SARs under the Plan shall not exceed 1,765,000 shares of Common Stock. The shares subject to an Option or SAR or otherwise granted under the Plan which expire, terminate or are cancelled unexercised shall become available again for grants under the Plan. If shares of restricted stock awarded under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Where the exercise price of an Option is paid by means of the optionee’s surrender of previously owned shares of Common Stock or the Company’s withholding of shares otherwise issuable upon exercise of the Option as may be permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the Plan. No eligible person shall be granted Options and stock appreciation rights during any twelve-month period covering more than 300,000 shares.

4.	ADMINISTRATION

4.1 The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of the Plan, or of part of thereof, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. At the Board’s discretion, the Committee may be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “outside directors” within the meaning of Section 162(m) of the Code. The Administrator may delegate non-discretionary administrative duties to such employees of the Company as the Administrator deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

4.2 Subject to the other provisions of the Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options and SARs and grant or sell restricted stock or unrestricted stock; (ii) to determine the fair market value of the Common Stock subject to Options or other awards; (iii) to determine the exercise price of Options granted, which shall be no less than the fair market value of the Common Stock on the date of grant, the economic terms of SARs granted, which shall provide for a benefit of the appreciation on Common Stock over not less than the value of the Common Stock on the date of grant, or the offering price of restricted stock; (iv) to determine the persons to whom, and the time or times at which, Options or SARs shall be granted or restricted stock granted or sold, and the number of shares subject to each Option or SAR or the number of shares of restricted stock or unrestricted stock granted or sold; (v) to construe and interpret the terms and provisions of the Plan, of any applicable agreement and all Options and SARs granted under the Plan, and of any restricted unrestricted stock award under the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option and SAR granted and award of restricted stock or unrestricted stock (which need not be identical), including but not limited to, the time or times at which Options and SARs shall be exercisable or the time at which the restrictions on restricted stock shall lapse; (viii) with the consent of the grantee, to rescind any award or exercise of an Option or SAR and to modify or amend the terms of any Option, SAR or restricted stock; (ix) to reduce the purchase price of restricted stock or unrestricted stock; (x) to accelerate or defer (with the consent of the grantee) the exercise date of any Option or SAR or the date on which the restrictions on restricted stock lapse; (xi) to issue shares of restricted stock to an optionee in connection with the accelerated exercise of an Option by such optionee; (xii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option. SAR or award of restricted stock or unrestricted stock; (xiii) to determine the duration and purposes of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan; and (xiv) to make all other determinations deemed necessary or advisable for the administration of the Plan, any applicable agreement, Option, SAR or award of restricted stock or unrestricted stock.

A-2

4.3 All questions of interpretation, implementation, and application of the Plan or any agreement or Option, SAR or award of restricted stock shall be determined by the Administrator, which determination shall be final and binding on all persons.

5.	GRANTING OF OPTIONS AND SARS; AGREEMENTS

5.1 No Options or SARs shall be granted under the Plan after ten (10) years from the date of adoption of the Plan by the Board.

5.2 Each Option and SAR shall be evidenced by a written agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such grant is made. In the event of a conflict between the terms or conditions of an agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall govern.

5.3 Each agreement shall specify whether the Option it evidences is an NQO or an ISO, provided, however, all Options granted under the Plan to non-employee directors, consultants and advisers of the Company are intended to be NQOs.

5.4 Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options or SARs under the Plan to persons who are expected to become employees, directors, consultants or advisers of the Company, but are not employees, directors, consultants or advisers at the date of approval.

6.	TERMS AND CONDITIONS OF OPTIONS AND SARS

Each Option and SAR granted under the Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs and SARs shall also be subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2. SARs shall be subject to the terms and conditions of Section 6.4.

6.1 Terms and Conditions to Which All Options and SARs Are Subject. All Options and SARs granted under the Plan shall be subject to the following terms and conditions:

6.1.1 Changes in Capital Structure. Subject to Section 6.1.2, if the Common Stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company’s subsidiary, appropriate adjustments shall be made by the Administrator, in its sole discretion, in (a) the number and class of shares of stock subject to the Plan and each Option and SAR outstanding under the Plan, and (b) the exercise price of each outstanding Option; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Any adjustment, however, in an outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the unexercised portion of the Option. Adjustments under this Section 6.1.1 shall be made by the Administrator, whose determination as to the nature of the adjustments that shall be made, and the extent thereof, shall be final, binding, and conclusive. If an adjustment under this Section 6.1.1 would result in a fractional share interest under an option or any installment, the Administrator’s decision as to inclusion or exclusion of that fractional share interest shall be final, but no fractional shares of stock shall be issued under the Plan on account of any such adjustment.

6.1.2 Corporate Transactions. Except as otherwise provided in the applicable agreement, in the event of a Corporate Transaction (as defined below), the Administrator shall notify each holder of an Option or SAR at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not then exercised all Options and SARs shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided. however, that the Administrator, in its sole discretion, may (i) permit exercise of any Options or SARs prior to their termination, even if such Options or SARs would not otherwise have been exercisable, and/or (ii) provide that all or certain of the outstanding Options and SARs shall be assumed or an equivalent Option or SAR substituted by an applicable successor corporation or entity or any Affiliate of the successor corporation or entity. A “Corporate Transaction” means (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert.

A-3

6.1.3 Time of Option or SAR Exercise. Subject to Section 5 and Section 6.3.4, an Option or SAR granted under the Plan shall be exercisable (a) immediately as of the effective date of the of the applicable agreement or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the applicable agreement. However, in no case may an Option or SAR be exercisable until a written agreement in form and substance satisfactory to the Company is executed by the Company and the grantee.

6.1.4 Grant Date. The date of grant of an Option or SAR under the Plan shall be the date approved or specified by the Administrator and reflected as the effective date of the applicable agreement.

6.1.5 Non-Transferability of Rights. Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs and SARs, no Option or SAR granted under the Plan shall be assignable or otherwise transferable by the grantee except by will or by the laws of descent and distribution. During the life of the grantee, an Option or SAR shall be exercisable only by the grantee or permitted transferee.

6.1.6 Payment. Except as provided below, payment in full, in cash, shall be made for all Common Stock purchased at the time written notice of exercise of an Option is given to the Company and the proceeds of any payment shall be considered general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a) Subject to the Sarbanes-Oxley Act of 2002, acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b) Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;

(c) Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and

(d) By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.

6.1.7 Withholding and Employment Taxes. At the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the grantee of an Option or SAR shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the holder’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount), which are acquired upon exercise of the Option or SAR, withheld by the Company.

A-4

6.1.8 Other Provisions. Each Option and SAR granted under the Plan may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Administrator, and each ISO granted under the Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.9 Determination of Value. For purposes of the Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a) If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b) In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.10 Option and SAR Term. No Option or SAR shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the applicable agreement (the end of the maximum exercise period stated in the agreement is referred to in the Plan as the “Expiration Date”).

6.2 Terms and Conditions to Which Only NQOs and SARs Are Subject. Options granted under the Plan which are designated as NQOs and SARs shall be subject to the following terms and conditions:

6.2.1 Exercise Price. The exercise price of an NQO and the base value of an SAR shall be the amount determined by the Administrator as specified in the option or SAR agreement, but shall not be less than the fair market value of the Common Stock on the date of grant (determined under Section 6.1.9).

6.2.2 Termination of Employment. Except as otherwise provided in the applicable agreement, if for any reason a grantee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs and SARs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within ninety (90) days of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, “employment” includes service as a director, consultant or adviser. For purposes of this Section 6.2.2, a grantee’s employment shall not be deemed to terminate by reason of the grantee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under the Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1 Exercise Price. The exercise price of an ISO shall not be less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted. The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than one hundred ten percent (110%) of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.

A-5

6.3.2 Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to the Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two (2) years from the date of grant of the Option or within one year after the issuance of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3 Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5.4, the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of the Plan for Options granted on that date.

6.3.4 Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five (5) years after the date of grant.

6.3.5 Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within 90 days of the date of termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee’s employment shall not be deemed to terminate by reason of the optionee’s transfer from the Company to an Affiliate, or vice versa, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed ninety (90) days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.4 Terms and Conditions Applicable Solely to SARs. In addition to the other terms and conditions applicable to SARs in this Section 6, the holder shall be entitled to receive on exercise of an SAR only Common Stock at a fair market value equal to the benefit to be received by the exercise.

7.	MANNER OF EXERCISE

7.1 An optionee wishing to exercise an Option or SAR shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and/or withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by the applicable payment will be considered as the date such Option or SAR was exercised.

7.2 Promptly after receipt of written notice of exercise and the applicable payments called for by Section 7.1, the Company shall, without stock issue or transfer taxes to the holder or other person entitled to exercise the Option or SAR, deliver to the holder or such other person a certificate or certificates for the requisite number of shares of Common Stock. A holder or permitted transferee of an Option or SAR shall not have any privileges as a stockholder with respect to any shares of Common Stock to be issued until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.	STOCK

8.1 Grant or Sale of Stock.

8.1.1 No awards of Common Stock shall be granted under the Plan after ten (10) years from the date of adoption of the Plan by the Board.

A-6

8.1.2 The Administrator may issue Common Stock under the Plan as a grant or for such consideration (including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes) as determined by the Administrator. Common Stock issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Administrator. The restrictions, if any, may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Administrator. If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares may be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient. All Common Stock issued pursuant to this Section 8 shall be subject to a purchase or grant agreement, which shall be executed by the Company and the prospective recipient of the Common Stock prior to the delivery of certificates representing such stock to the recipient. The purchase or grant agreement may contain any terms, conditions, restrictions, representations and warranties required by the Administrator. The certificates representing the shares shall bear any legends required by the Administrator. The Administrator may require any purchaser or grantee of Common Stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser or grantee fails to pay the amount demanded, the Administrator may withhold that amount from other amounts payable by the Company to the purchaser or grantee, including salary, subject to applicable law. With the consent of the Administrator in its sole discretion, a purchaser or grantee may deliver Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of Common Stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

8.2 Changes in Capital Structure. In the event of a change in the Company’s capital structure, as described in Section 6.1.1, appropriate adjustments shall be made by the Administrator, in its sole discretion, in the number and class of restricted stock subject to the Plan and the restricted stock outstanding under the Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.

8.3 Corporate Transactions. In the event of a Corporate Transaction, as defined in Section 6.1.2 hereof, to the extent not previously forfeited, all restricted stock shall be forfeited immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may remove any restrictions as to any restricted stock. The Administrator may, in its sole discretion, provide that all outstanding restricted stock participate in the Corporate Transaction with an equivalent stock substituted by an applicable successor corporation subject to the restriction.

9.	EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in the Plan or any Option or award of Common Stock granted under the Plan shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate the employment, consulting or advising of any recipient thereof or restricted stock holder at any time, nor confer upon any recipient, optionee or restricted stock holder any right to continue in the employ of, or consult with, or advise, the Company or any of its Affiliates.

10.	CONDITIONS UPON ISSUANCE OF SHARES

10.1 Securities Act. Shares of Common Stock shall not be issued pursuant to the exercise of an Option or other award under the Plan unless the exercise of such Option or payment under the awards, the receipt of Common Stock and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.2 Non-Compete Agreement. As a further condition to the receipt of Common Stock pursuant to the exercise of an Option or any other award under the Plan, the optionee or recipient may be required not to render services for any organization, or engage directly or indirectly in any business, competitive with the Company at any time during which (i) an Option is outstanding to such Optionee and for six (6) months after any exercise of an Option or the receipt of Common Stock pursuant to the exercise of an Option or other award and (ii) restricted stock is owned by such recipient and for six (6) months after the restrictions on such restricted stock lapse. Failure to comply with this condition shall cause such Option and the exercise or issuance of shares thereunder and/or any other award under the Plan to be rescinded and the benefit of such exercise, issuance or award to be repaid to the Company.

A-7

11.	NON-EXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

12.	MARKET STAND-OFF

Each optionee, holder of an SAR or recipient of Common Stock under the Plan, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock so acquired during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to a registration statement of the Company which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act and the restriction period shall not exceed 90 days after the registration statement becomes effective.

13.	AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee, holder of an SAR or holder of restricted stock, no amendment, alteration, suspension or discontinuance may adversely affect such person’s outstanding Option(s), SAR(s) or the terms applicable to restricted stock except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to ISOs. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

14.	EFFECTIVE DATE OF PLAN; TERMINATION

The Plan shall become effective upon adoption by the Board; provided, however, that no Option or SAR or other award under the Plan shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders’ meeting, is obtained within twelve (12) months after adoption by the Board. If any Options, SARs or other awards are so granted and stockholder approval shall not have been obtained within twelve (12) months of the date of adoption of the Plan by the Board, such Options, SARs or other awards shall terminate retroactively as of the date they were granted. Awards may be made under the Plan and exercise of Options, SARs or other awards shall occur only after there has been compliance with all applicable federal and state securities laws. The Plan (but not Options and SARs previously granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board. Termination shall not affect any outstanding Options or SARs or the terms applicable to other previously made awards under the Plan.

A-8

ANNEX B

Sigma Labs, Inc.

2021 Employee Stock Purchase Plan

1. Purpose. This Sigma Labs, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

2. Definitions.

“Board or Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means the committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” means Sigma Labs, Inc., a Nevada corporation, including any successor thereto.

“Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 19.11 hereof.

“Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means an Employee who is an Employee as of the Offering Date of a given Offering Period. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

B-1

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.

“Offering or Offering Period” means a period of six months beginning each January 1st and July 1st of each year; provided, that, pursuant to Section 5, the Committee may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in the Plan.

“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

“Plan” means this Sigma Labs, Inc. 2021 Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

“Purchase Date” means the last Trading Day of each Offering Period.

“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3. Administration. The Plan shall be administered by the Committee which shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

4. Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

B-2

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about January 1 and July 1 of each year (or such other times as determined by the Committee). The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods.

6. Participation.

6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 15% of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.

6.2 Election Changes. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen days before the start of the next Offering Period.

6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (b) withdraws from the Plan in accordance with Section 10, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

7. Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 2,500 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 13 of the Plan).

8. Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares may be purchased but notional fractional shares of Common Stock will be allocated to the Participant’s ESPP Share Account to be aggregated with other notional fractional shares of Common Stock on future Purchase Dates, subject to earlier withdrawal by the Participant in accordance with Section 10 or termination of employment in accordance with Section 11.

B-3

9. Transfer of Shares. As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10. Withdrawal.

10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least fifteen days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1 of the Plan.

10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

11. Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty days before the Purchase Date, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12. Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

13. Shares Reserved for Plan.

13.1 Number of Shares. A total of 100,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market.

13.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

14. Transferability. No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17 hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

B-4

15. Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16. Statements. Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17. Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

18. Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions.

18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Section 7 and Section 13.

18.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19. General Provisions.

19.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

B-5

19.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

19.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

19.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

19.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

19.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.

19.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten years.

19.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10 Applicable Law. The laws of the State of New Mexico shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

19.11 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

19.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

19.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

19.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

B-6

SIGMA LABS, INC.

Annual Meeting of Stockholders
July 15, 2021 at 10:00 a.m. Local Time
This proxy is solicited by the Board of Directors.

The undersigned stockholder(s) of Sigma Labs, Inc. (the "Company") hereby appoint(s) Mark K. Ruport as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Sigma Labs, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. MT on July 15, 2021 and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at http://viewproxy.com/sigmalabsinc/2021/htype.asp by 11:59 PM ET on July 12, 2021. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement.

Such proxy is authorized to vote in his discretion (i) "FOR" the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve; (ii) "FOR" the approval of the amendment to the 2013 Equity Incentive Plan of the Company to fix at 1,765,000 shares the aggregate number of shares of the Company's common stock issued or issuable under the 2013 Equity Incentive Plan; (iii) "FOR" the approval of the Sigma Labs, Inc. 2021 Employee Stock Purchase Plan; (iv) "FOR" the approval of the compensation of the Company's named executive officers as disclosed in the proxy statement; (v) "FOR" ratification of the appointment of Haynie & Company as the Company's independent registered public accounting firm for fiscal year 2021; and (vi) on such other business, if any, as may properly be brought before the meeting or any adjournment or postponement of the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K, Proxy Card and Proxy Statement are available at
http://www.viewproxy.com/sigmalabsinc/2021

Please mark your votes like this ☒

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees:	FOR	AGAINST	ABSTAIN
01 John Rice	☐	☐	☐
02 Mark K. Ruport	☐	☐	☐

The Board of Directors recommends that you vote FOR the following proposal:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

VIRTUAL CONTROL NUMBER

The Board of Directors recommends that you vote FOR the following proposal:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The Board of Directors recommends that you vote FOR the following proposal:

4. Approve, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy statement.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

The Board of Directors recommends that you vote FOR the following proposal:

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Date: ______________________________

____

Signature

____

Signature (if held jointly)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting

INTERNET

Vote Your Shares on the Internet:

Go to www.FCRvote.com/sglb

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Shares by Phone:

Call 1-866-402-3905

Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.